UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Southern First Bancshares, Inc.
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SOUTHERN FIRST BANCSHARES, INC.
100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29607

Notice of Annual Meeting of Shareholders

Dear Fellow Shareholder:

We cordially invite you to attend the 2016 Annual Meeting of Shareholders of Southern First Bancshares, Inc. (the “Company”), the holding company for Southern First Bank (the “Bank”). At the meeting, we will report on our performance in 2015 and answer your questions. We look forward to discussing both our accomplishments and our future plans with you. We hope that you can attend the meeting and look forward to seeing you there.

This letter serves as your official notice that we will hold the meeting on May 17, 2016 at the Bank’s headquarters located at 100 Verdae Boulevard, Suite 100, Greenville, South Carolina at 5:00 p.m. Eastern Standard Time, for the following purposes:

1.	To elect three members to the Board of Directors;
2.	To approve the compensation of our named executive officers as disclosed in the accompanying proxy statement (this is a non-binding, advisory vote);
3.	To approve the Southern First Bancshares, Inc. 2016 Equity Incentive Plan;
4.	To ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accountant for the year ending December 31, 2016; and
5.	To transact any other business that may properly come before the meeting or any adjournment of the meeting.

Shareholders owning our common stock at the close of business on March 29, 2016 are entitled to attend and vote at the Annual Meeting. A complete list of these shareholders will be available at the company’s offices prior to the meeting. If your shares are held in “street name,” you will need to obtain a proxy form from the institution that holds your shares in order to vote at our annual meeting.

Please use this opportunity to take part in the affairs of your company by voting on the business to come before this meeting. Even if you plan to attend the meeting, we encourage you to complete and return the enclosed proxy to us as promptly as possible.

By order of the Board of Directors,

R. Arthur Seaver, Jr.
Chief Executive Officer

Greenville, South Carolina
April 12, 2016

SOUTHERN FIRST BANCSHARES, INC.
100 Verdae Boulevard, Suite 100
Greenville, South Carolina 29607
Proxy Statement for Annual Meeting of
Shareholders to be Held on May 17, 2016

Our Board of Directors is soliciting proxies for the 2016 Annual Meeting of Shareholders. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the meeting. We encourage you to read it carefully.

VOTING INFORMATION

The Board of Directors set March 29, 2016 as the record date for the meeting. Shareholders owning our common stock at the close of business on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 6,343,988 shares of common stock outstanding on the record date.

Many of our shareholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. If you hold our shares in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee, which is considered the shareholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker or nominee to vote your shares as you decide and are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the shareholder of record giving you the right to vote the shares. Your broker or nominee has enclosed or provided a voting instruction card for you to use to direct your broker or nominee how to vote these shares.

A majority of the outstanding shares of common stock represented at the meeting will constitute a quorum. If a share is represented for any purpose at the meeting by the presence of the registered owner or a person holding a valid proxy for the registered owner, it is deemed to be present for the purposes of establishing a quorum. Therefore, valid proxies which are marked "Abstain" or "Withhold" or as to which no vote is marked, including proxies submitted by brokers who are the record owners of shares but who lack the power to vote such shares (so-called "broker non-votes"), will be included in determining the number of votes present or represented at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time until a quorum is present or represented. If any such adjournment is for a period of less than 30 days, no notice, other than an announcement at the meeting, is required to be given of the adjournment. If the adjournment is for 30 days or more, notice of the adjourned meeting will be given in accordance with the Company's Bylaws. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or other means. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed. Once a quorum has been established, it will not be destroyed by the departure of shares prior to the adjournment of the meeting.

Provided a quorum is established at the annual meeting, directors will be elected by a majority of the votes cast at the meeting. Shareholders of the Company do not have cumulative voting rights. All other matters to be considered and acted upon at the meeting, including (i) the proposal to approve, as a non-binding advisory vote, the compensation of the Company's named executive officers, (ii) the proposal to approve the Southern First Bancshares, Inc. 2016 Equity Incentive Plan, and (iii) the proposal to ratify, as a non-binding advisory vote, the appointment of Elliott Davis Decosimo, LLC (“Elliott Davis”) as the independent registered public accountant for the Company for the year ending December 31, 2016, require that the number of shares of common stock voted in favor of the matter exceed the number of shares of common stock voted against the matter, provided a quorum has been established. Abstentions, broker non-votes and the failure to return a signed proxy will have no effect on the outcome of such matters.

Stockbrokers are generally permitted by their regulatory authorities to vote shares held by them for their customers on matters considered by the regulatory authorities to be routine, even if the stockbrokers have not received voting instructions from their customers. If the regulatory authorities do not consider a matter routine, then a stockbroker is generally prohibited from voting a customer's shares on the matter unless the customer has given voting instructions on that matter to the stockbroker. Because Proposal No. 1 to elect directors, Proposal No. 2 to approve, as a non-binding advisory vote, the compensation of the Company's named executive officers, and Proposal No. 3 to approve the Southern First Bancshares, Inc. 2016 Equity Incentive Plan are not considered to be routine matters, it is important that you provide instructions to your bank or broker if your shares are held in street name so that your vote with respect to these matters is counted. Stockbrokers and banks holding shares for their customers will not have the ability to cast votes with respect to these matters unless they have received instructions from their customers. Your stockbroker or bank will not vote on these non-routine matters if you do not give voting instructions with respect to these matters.

When you sign the proxy card, you appoint R. Arthur Seaver, Jr. and Fred Gilmer, Jr. as your representatives at the meeting. Mr. Seaver and Mr. Gilmer will vote your proxy as you have instructed them on the proxy card. If you submit a proxy but do not specify how you would like it to be voted, Mr. Seaver and Mr. Gilmer will vote your proxy “FOR” the election to the board of directors of all nominees listed below under “Election of Directors,” “FOR” the non-binding advisory resolution to approve the compensation of our named executive officers as disclosed in this proxy statement, “FOR” the Southern First Bancshares, Inc. 2016 Equity Incentive Plan, and “FOR” the ratification of our independent registered public accountant. In addition, if any other matters come before the meeting, Mr. Seaver and Mr. Gilmer will vote your proxy on such matters in accordance with their judgment.

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by signing and delivering another proxy with a later date or by voting in person at the meeting.

We are paying for the costs of preparing and mailing the proxy materials and reimbursing brokers and others for their expenses in forwarding copies of the proxy materials to our shareholders. Our officers and employees may assist in soliciting proxies but will not receive additional compensation for doing so. We are distributing this proxy statement on or about April 12, 2016.

Important Notice of Internet Availability. This proxy statement and the Annual Report on Form 10-K for the year ended December 31, 2015 (our “2015 Form 10-K”) are available to the public for viewing on the Internet at http://www.edocumentview.com/sfst. Directions to the Annual Meeting can be obtained by contacting Mrs. Ellen Kish at 864.679.9000.

In addition, the above items and other filings made by the Company with the Securities and Exchange Commission (the “SEC”) are also available to the public on the SEC’s website on the Internet at www.sec.gov.

Only one copy of our proxy materials is being delivered to two or more shareholders who share an address. However, upon request by any shareholder, we will deliver one or more additional copies of this proxy statement and our 2015 Annual Report on Form 10-K to shareholders at a shared address to which a single copy of the documents was delivered. Accordingly, shareholders should contact us at 864.679.9000 if they wish to receive any additional copies of our proxy materials.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

The Board of Directors is divided into three classes with staggered terms, so that the terms of only approximately one-third of the board members expire at each annual meeting. Our current directors and their classes are:

Class I	Class II	Class III
Mark A. Cothran	Leighton M. Cubbage	Andrew B. Cajka
Rudolph G. Johnstone, III, M.D.	David G. Ellison	Anne S. Ellefson
R. Arthur Seaver, Jr.	James B. Orders, III	Fred Gilmer, Jr.
	William B. Sturgis	Tecumseh Hooper, Jr.

On March 15, 2016, William B. Sturgis, 81, a current Class II director whose term expires at the annual meeting, notified the Company that he will retire from the Boards of Directors of the Company and the Bank effective upon expiration of his current term. Mr. Sturgis’ decision to retire from the Board of Directors was voluntary and did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. Mr. Sturgis has been a director since the formation of the Company in 1999. The Company is appreciative for Mr. Sturgis’ years of dedicated service to the Company and Bank. As a result of Mr. Sturgis’ retirement, the Board of Directors will be reduced to ten directors following the annual meeting. The Company does not anticipate immediately filling the vacancy on the board caused by Mr. Sturgis’ retirement.

The current term of the Class II directors will expire at this annual meeting of shareholders, the term of the Class III directors will expire at the 2017 annual meeting, and the term of the Class I directors will expire at the 2018 annual meeting. Shareholders will elect three nominees as Class II directors at the Annual Meeting to serve a three-year term, expiring at the 2019 Annual Meeting of Shareholders. The directors will be elected by a plurality of the votes cast at the meeting. This means that the three nominees receiving the highest number of votes will be elected. Shareholders do not have cumulative voting rights with respect to the election of directors.

If you submit a proxy but do not specify how you would like it to be voted, Mr. Seaver and Mr. Gilmer will vote your proxy to elect Messrs. Cubbage, Ellison, and Orders as Class II directors. If any of these nominees are unable or fail to accept nomination or election (which we do not anticipate), Mr. Seaver and Mr. Gilmer will vote instead for a replacement to be recommended by the board of directors, unless you specifically instruct otherwise in the proxy.

The Board of Directors unanimously recommends that you vote “FOR” the election of Leighton M. Cubbage, David G. Ellison and James B. Orders, III as Class II directors.

Set forth below is certain information about the Class II nominees, each of whom is also a director of the Bank and has been a director of the Company since early in its formation.

Leighton M. Cubbage, 63, Class II director, is the co-founder and chairman of Serrus Capital Partners, a real estate investment company. Previously, he was the co-founder, president, and chief operating officer of Corporate Telemanagement Group in Greenville, South Carolina from 1989 until 1995. Since 1995, Mr. Cubbage has been a private investor maintaining investment interests in a weekly newspaper and car dealerships. He is a 1977 graduate of Clemson University with a bachelor’s degree in political science. Mr. Cubbage previously served as chairman of the Greenville Hospital System board of trustees, was a former member of the Greenville Technical College Foundation Board and has served on the board of directors of the Greenville Chamber of Commerce, Clemson Spiro College of Entrepreneurship and Homes of Hope. Mr. Cubbage was chosen by the South Carolina Governor as Chairman of the South Carolina Venture Capital Authority and was inducted into the Clemson University Spiro Entrepreneurial Institute Hall of Fame in 2011. In 1993 he graduated from the University of North Carolina at Chapel Hill’s Advanced Management Program. His leadership experience, extensive knowledge of the technology industry and corporate management enhance his ability to contribute to the company as a director.

David G. Ellison, 66, Class II director, is a Wealth Management Advisor with Northwestern Mutual, where he retired as managing director in 2010, after 28 years of service. Mr. Ellison is a 1972 graduate of Furman University where he received a bachelor’s degree and a 1976 graduate of the Clemson-Furman University Program where he received a master in business administration. Mr. Ellison served three terms on the board of trustees of Furman University, where he is a former board chair. He is a past president of both the Furman Alumni Association and Furman Paladin Club. He has also served on the board of trustees for United Way of Greenville County. He is a prior commissioner of the Greenville Housing Authority. He has extensive financial experience primarily in the insurance industry and has corporate governance experience with a number of nonprofit organizations which provide a valuable perspective as a director.

James B. Orders, III, 63, Class II director, is the chairman of our board of directors. Since 1986, he has been the president of Park Place Corporation, a company engaged in the manufacture and sale of mattresses to the wholesale market. Mr. Orders is a director of Orders Realty Co., Inc., a real estate development and management company that is a wholly-owned subsidiary of Park Place Corporation. He attended Clemson University from 1970 until 1974. Mr. Orders is a past president of the International Sleep Products Association, a past president of the Downtown Rotary Club, a past member of the advisory board of Greenville National Bank and a past member of the advisory board of Carolina First Bank. He currently serves on the board of Cox Industries. He has executive management experience in national sales markets in addition to experience in the South Carolina real estate market. His leadership abilities and long connection to the local community enhance his ability to serve on the board of directors.

Set forth below is information about our company’s and bank’s other directors each of whom has been a director of our company since our formation in 1999 and is also a director of our bank.

Andrew B. Cajka, 56, Class III director, has served as a director of the Company since 1999. Mr. Cajka is the founder and president of Southern Hospitality Group, LLC, a hotel management and development company in Greenville, South Carolina. Prior to starting his own business, Mr. Cajka was a managing member of Hyatt Hotels Corporation from 1986 until 1998. He is a 1982 graduate of Bowling Green State University. He serves as a board member for the Metropolitan Arts Council, and as treasurer of the Visit Greenville SC Convention and Visitors Bureau. He is a past chairman of the Greenville County Research and Technology Development board, past chairman of the Greenville Convention and Visitors Bureau, past chairman of the Greenville Tech Hospitality Board, and as past vice chairman of the board for St. Joseph’s High School. He is a previous member of the BMW Nationwide Tournament advisory board. Mr. Cajka has served as a board member of the Urban League, Upstate Red Cross, and Thornblade Board of Governors. Mr. Cajka served on the board of directors for the Greenville Chamber of Commerce and is past president of the downtown area council, as well as past chairman of Greenville Hospital Foundation Board and past chairman of the Children’s Hospital. He has substantial development and management experience in the hospitality industry and is extensively involved in the local community, both of which enhance his ability to serve as a director.

Mark A. Cothran, 58, Class I director, is the president and owner of Cothran Properties, LLC, a real estate development company in Greenville, South Carolina. He has been with Cothran Properties, LLC since 1986. Mr. Cothran received his bachelor’s degree in finance and banking from the University of South Carolina in 1980 and is a licensed real estate broker in the State of South Carolina. He currently serves on the Tax and Legislative Committee and the National Business Park Forum of the National Association of Industrial and Office Properties (NAIOP) for which he is also the past chairman. He is also the past president of the state chapter of NAIOP. He has served on the board of directors of the Greenville Chamber of Commerce, the Chamber of Commerce’s Economic Development Board, and on the Advisory Board of Greenville National Bank. He currently serves on the board of directors of General Wholesale Distributors, Inc. His extensive experience in real estate and development activities, along with his long term ties to our local community, provide him with a valuable understanding of the key markets we serve.

Anne S. Ellefson, 61, Class III director, has served as a director of the Company since 2001. Mrs. Ellefson is an attorney and serves as Deputy General Counsel for Academics and Community Affairs at Greenville Health System. She was formerly a shareholder with Haynsworth Sinkler Boyd, P.A., where she practiced law from 1979 through 2013. Mrs. Ellefson is a 1976 graduate of the University of South Carolina where she received a bachelor’s degree and a 1979 graduate of the University of South Carolina School of Law. Mrs. Ellefson previously served on advisory boards at both United Carolina Bank and BB&T. She is a past chairman of the Greater Greenville Chamber of Commerce and the United Way of Greenville County and formerly served on the Board of Directors of the South Carolina Chamber of Commerce. She currently serves as President and as a member of the Board of Governors of the South Carolina Bar Association, as President of the Board of Directors of the South Carolina Educational Television Endowment, and Vice President of South Carolina Technology & Aviation Center (SCTAC) and its 501(c)3 affiliate, ITIC. In addition, she serves on the boards of the Greenville Local Development Corporation, the Hollingsworth Fund and Verdae Development, Inc. She is also the past President of the South Carolina Bar Foundation. Her extensive legal experience, with a specialization in real estate, and significant leadership activities in local and state chamber and other development organizations give her useful insights and a valuable understanding of the key markets we serve.

Frederick “Fred” Gilmer, Jr., 80, Class III director, has served as a director of the Company since 1999. Mr. Gilmer is a retired senior vice president of our Bank. He is a seasoned banker with over 50 years of experience in the financial services industry. Mr. Gilmer was involved with the organization of Southern Bank and Trust Company, as well as Greenville First Bank, and has held executive positions with two other banks in the Greenville area. He graduated from the University of Georgia in 1958 and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1970. He is a graduate of Leadership Greenville and has served numerous organizations, including the Greenville Rotary Club, the YMCA, the United Way, and the First Presbyterian Church. He also is a past board member of Family Children Service, Goodwill Industries, Downtown Area Council, Greenville Little Theater, Greenville Cancer Society, South Carolina Arthritis Foundation, Freedom Weekend Aloft, and the Greenville Chamber of Commerce. He brings to the board an intimate understanding of our business and organization, as well as substantial leadership abilities, banking industry expertise, and management experience.

Tecumseh “Tee” Hooper, Jr., 68, Class III director, has served as a director of the Company since 1999. Mr. Hooper, Jr. is a private investor and chief executive officer of Sign Crafters, USA, LLC, a sign manufacturer and service company in the state of South Carolina. Mr. Hooper is also chairman of the board of FGP International Inc., an executive search and temporary placement service company. Mr. Hooper was the president of Modern Office Machines/IKON Office Solutions in Greenville, South Carolina, from 1982 through 2001. Mr. Hooper graduated from The Citadel in 1969 with a degree in business administration, and he received a master in business administration from the University of South Carolina in 1971. Mr. Hooper has served the community as a board member of the Greenville Chamber of Commerce, Camp Greenville, YMCA Metropolitan, and the United Way, and as past president of the Greenville Urban League. Mr. Hooper has also served on the board of directors for Leadership Greenville, Leadership South Carolina, and also served as chairman of the South Carolina Department of Transportation, and of the Patriots Point Development Authority in Charleston. He is currently a member of The Citadel Board of Visitors. His deep ties to the local community, varied business career in executive management, including serving on the board of a publicly traded company, and experience with key government agencies provide him with a valuable perspective as a director.

Rudolph G. “Trip” Johnstone, III, M.D., 55, Class I director, is a physician who has practiced with Allergy Partners of the Upstate since 1992. He graduated from Washington & Lee University in 1982 with a degree in biology and from the Medical University of South Carolina in 1986. Dr. Johnstone served on the consulting board to Greenville National Bank from 1995 until 1998. He is on the board of directors of Allergy Partners, PA and is a past president of the Southeastern Asthma, Allergy, and Immunology Society. He has an extensive knowledge of and a connection to the medical community, a targeted market for the bank, which enhances his ability to contribute to the company as a director.

R. Arthur “Art” Seaver, Jr., 52, Class I director, has served as the Chief Executive Officer of our Company and our Bank since 1999. He has over 29 years of banking experience. From 1986 until 1992, Mr. Seaver held various positions with The Citizens & Southern National Bank of South Carolina. From 1992 until February 1999, he was with Greenville National Bank, which was acquired by Regions Bank in 1998. He was the senior vice president in lending and was also responsible for managing Greenville National Bank’s deposit strategies prior to leaving to form Greenville First Bank. Mr. Seaver is a 1986 graduate of Clemson University with a bachelor’s degree in financial management and a 1999 graduate of the BAI Graduate School of Community Bank Management. He is a member of the board of the St. Francis Foundation, member and past chairman of the Executive Committee for the South Carolina Bankers Association, and current chair of the United Way of Greenville County Board of Trustees. Past organizations that he has worked with include the United Way of Greenville County, Leadership Greenville, the Greenville Chamber of Commerce, the South Carolina Network of Business and Education Partnership, Junior League, Junior Achievement, the Greenville Convention and Visitors Bureau, the United Way, and the First Presbyterian Church. His experience with various local and nonprofit organizations provides him with a valuable understanding of our community.

Other than R. Arthur Seaver, Jr., Chief Executive Officer of our company and our bank, whose information appears above in the list of directors, information regarding each of our executive officers is listed below.

Michael D. Dowling, 44, has served as an executive vice president and the chief financial officer of our company and our bank since 2011. He has over 20 years of experience in the banking industry. Mr. Dowling was previously employed with KPMG LLP from 1994 until 2011, including most recently as an Audit Partner (2005-2011) and a member of KPMG’s Financial Services practice. Mr. Dowling has extensive experience working with public companies and financial institutions. He is a 1993 graduate of Clemson University, with a degree in Accounting and is a certified public accountant in South Carolina and North Carolina.

F. Justin Strickland, 52, has served as president of our company and our bank since 2006. He has over 30 years of banking experience. From 1985 until 1993, Mr. Strickland held various positions with The Citizens & Southern National Bank of South Carolina. From 1993 until November 2006, he was with Carolina First Bank. From 1999 until November 2006, he held the position of South Carolina Midlands Market President. Mr. Strickland is a 1985 graduate of the University of South Carolina with a bachelor’s degree in finance and the LSU Graduate School of Banking of the South in Baton Rouge, Louisiana in 1996. He is the past Chairman of the Greater Columbia Chamber of Commerce, the Children’s Trust Fund of South Carolina, Junior Achievement of the Midlands, and the SC Bankers Association. He is a past member of the boards of the Saluda Shoals Foundation, Columbia Urban League, Palmetto Health Foundation (past chairman), the SC Bankers School (past chairman), and the Boy Scouts – Indiana Water Council. He was a prior Chairman of the SC Bankers Association/Young Bankers Division where he received the SC Outstanding Young Bankers Award in 1999. Currently, Mr. Strickland is the chairman of The Lexington Medical Foundation and is a board member of The South Carolina Board of Financial Institutions. He is a member of Saxe Gotha Presbyterian Church. He has been a member in the past with the Rotary Club, Sertoma Club, Business Association of Columbia, Salvation Army, and the United Way.

Family Relationships. Dr. Rudolph G. Johnstone, III, director, is Fred Gilmer, Jr.’s stepson and Fred Gilmer, III, executive vice president, is Fred Gilmer Jr.’s son. No other director has a family relationship with any other director or executive officer of the company.

PROPOSAL NO. 2:
NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION
OF THE NAMED EXECUTIVE OFFICERS

We are asking you to approve the compensation of the Company’s named executive officers as described under “Compensation of Directors and Executive Officers” and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure).

The Company seeks to align the interests of our named executive officers with the interests of our shareholders. Therefore, our compensation programs are designed to reward our named executive officers for the achievement of strategic and operational goals and the achievement of increased shareholder value, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking. We believe that our compensation policies and procedures are competitive and focused on performance and are strongly aligned with the long-term interest of our shareholders.

The proposal described below, commonly known as a “Say-on-Pay” proposal, gives you as a shareholder the opportunity to express your views regarding the compensation of the named executive officers by voting to approve or not approve such compensation as described in this proxy statement. This vote is advisory and will not be binding upon the Company, the board of directors, or the compensation committee. However, the Company, the board, and the compensation committee will take into account the outcome of the vote when considering future executive compensation arrangements. The vote on this resolution is not intended to address any specific element of compensation, but rather relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

The board of directors believes our compensation policies and procedures achieve this objective, and therefore recommend shareholders vote “FOR” the proposal through the following resolution:

“Resolved, that the compensation of executive officers named in the Summary Compensation Table of Southern First Bancshares, Inc.’s Proxy Statement for the 2016 Annual Meeting of Shareholders, including the tabular and narrative compensation disclosures, is hereby approved.”

The board of directors unanimously recommends a vote “FOR” approval of the compensation of the named executive officers as disclosed in this proxy statement.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

Attendance at Board, Committee and Annual Shareholders’ Meetings

During the year ended December 31, 2015, the board of directors of the company held 12 meetings and the board of directors of the bank held 12 meetings. All of the directors of the company and the bank attended at least 75% of the aggregate of such board meetings and the meetings of each committee on which they served.

Although we do not have a formal policy regarding attendance by members of the board of directors at our annual shareholders’ meetings, directors are encouraged to attend our annual shareholders’ meeting. All of the directors were present at the 2015 Annual Meeting of Shareholders.

Code of Ethics

We expect all of our employees to conduct themselves honestly and ethically, particularly in handling actual and apparent conflicts of interest and providing full, accurate, and timely disclosure to the public.

We have adopted a Code of Ethics that is specifically applicable to our senior management and financial officers, including our principal executive officer, our principal financial officer, and controller. A copy of this Code of Ethics is available without charge to shareholders upon request to the secretary of the company, at Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.

Board Leadership Structure and Role in Risk Oversight

We are focused on the company’s corporate governance practices and value independent board oversight as an essential component of strong corporate performance to enhance shareholder value. Our commitment to independent oversight is demonstrated by the fact that a majority of our directors are independent. In addition, all of the members of our board of directors’ audit, personnel, and nominating and corporate governance committees are independent.

Our board of directors believes that it is preferable for one of our independent directors to serve as chairman of the board. The person our board of directors elected as chairman, James B. Orders, III, has been one of our directors since 1999 and is a long-time resident of our primary market area. We believe it is the chairman’s responsibility to guide the board as it provides leadership to our executive management and the chief executive officer’s responsibility to manage the company. As directors continue to be faced with more oversight responsibility than ever before, we believe it is beneficial to have separate individuals in the role of chairman and chief executive officer. Traditionally, the company has maintained the separateness of the roles of the chairman and the chief executive officer. In making its decision to have an independent chairman, the board of directors considered the time and attention that Mr. Seaver is required to devote to managing the day-to-day operations of the Company. By having another director serve as chairman of the board of directors, Mr. Seaver will be able to focus his entire energy on running the company. This will also ensure there is no duplication of effort between the chairman and the chief executive officer. We believe this board leadership structure is appropriate in maximizing the effectiveness of board oversight and in providing perspective to our business that is independent from executive management.

Our audit committee is primarily responsible for overseeing the company’s risk management processes on behalf of the full board of directors. The audit committee focuses on financial reporting risk and oversight of the internal audit process. It receives reports from management at least quarterly regarding the company’s assessment of risks and the adequacy and effectiveness of internal control systems, as well as reviewing credit and market risk (including liquidity and interest rate risk), and operational risk (including compliance and legal risk). Strategic and reputation risk are also regularly considered by this committee. The audit committee also receives reports from management addressing the most serious risks affecting the day-to-day operations of the company. The audit committee reports regularly to the full board of directors, which also considers the company’s entire risk profile. The full board of directors focuses on certain significant risks facing the company and on certain aspects of the company’s general risk management strategy. Management is responsible for the day-to-day risk management processes. We believe this division of responsibility is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

We recognize that different board leadership structures may be appropriate for companies in different situations. We will continue to reexamine our corporate governance policies and leadership structures on an ongoing basis to ensure that they continue to meet the company’s needs.

Independence

Our board of directors has determined that Andrew B. Cajka, Jr., Mark A. Cothran, Leighton M. Cubbage, Anne S. Ellefson, David G. Ellison, Tecumseh Hooper, Jr., James B. Orders, III and William B. Sturgis are “independent” directors, based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market, as required by Item 407(a) of Regulation S-K.

Committees of the Board of Directors

The following chart shows the current composition of the committees of our board of directors, the number of meetings held by each committee during 2015, and which directors are “independent” based upon the independence criteria set forth in the corporate governance listing standards of The NASDAQ Global Market. The audit committee, nominating & corporate governance committee, personnel committee and board risk committee are comprised exclusively of independent directors.

Nominating
& Corporate
		Board	Audit	Governance	Personnel	Finance
Director	Independent	(12 Meetings)	(5 Meetings)	(1 Meeting)	(2 Meetings)	(12 Meetings)
Andrew B. Cajka, Jr.	•	•	• Chair	•		•
Mark A. Cothran	•	•		•	•	•
Leighton M. Cubbage	•	•	•		•
Anne S. Ellefson	•	•	•	• Chair		•
David G. Ellison	•	•			•	•
Fred Gilmer, Jr.		•				•
Tecumseh Hooper, Jr.	•	•	•	•		•
Rudolph G. Johnstone, III		•				•
James B. Orders, III	•	• Chair			•	• Chair
R. Arthur Seaver, Jr.		•				•
William B. Sturgis	•	•	•		• Chair

Audit Committee

The audit committee is comprised of five independent directors, Messrs. Cajka, Cubbage, Hooper and Sturgis and Mrs. Ellefson. The audit committee, which met six times in 2015, has the responsibility of reviewing the company’s financial statements, evaluating internal accounting controls, reviewing reports of regulatory authorities and determining that all audits and examinations required by law are performed. The committee recommends to the board of directors the appointment of the independent auditors for the next fiscal year, reviews and approves the auditor’s audit plans and reviews with the independent auditors the results of the audit and management’s responses. The audit committee is responsible for overseeing the entire audit function and appraising the effectiveness of internal and external audit efforts. The audit committee operates under a written charter, which is available on our website, www.southernfirst.com.

Nominating Committee

Our nominating committee is currently comprised of four independent directors, Messrs. Cajka, Cothran and Hooper and Mrs. Ellefson. The nominating committee recommends nominees for election to our board of directors at our annual meetings. The board of directors, including a majority of the independent directors, selects the nominees for election to the board of directors. Our nominating committee charter is available on our website, www.southernfirst.com. The nominating committee met one time in 2015. Directors recommended for re-election at each Annual Meeting of Shareholders are selected by our nominating committee. For directors previously elected by shareholders to serve on the board of directors and whose terms of service are expiring, the nominating committee considers whether to recommend to the board of directors the nomination of those directors for re-election for another term of service. The nominating committee also considers whether to recommend to the board of directors the nomination of persons to serve as directors whose nominations have been recommended by shareholders.

Any shareholder may recommend the nomination of any person to serve on the board of directors. Our policy is to require a shareholder to submit the name of the person to our corporate secretary in writing no later than (i) with respect to an election to be held at an annual meeting of shareholders, 90 days in advance of such meeting; and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, no more than seven days after notice of the special meeting is given to shareholders. Each notice must set forth: (i) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the shareholder is a holder of record of stock of the company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated, or intended to be nominated, by the board of directors; and (v) the consent of each nominee to serve as a director of the company if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

The nominating committee has not adopted a formal policy with regard to the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nominating committee members consider and discuss diversity, among other factors, with a view toward the needs of the board of directors as a whole. The nominating committee members generally conceptualize diversity expansively to include, without limitation, concepts such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that contribute to board heterogeneity, when identifying and recommending director nominees. The nominating committee believes that the inclusion of diversity as one of many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the company and the interest of its shareholders.

The nominating committee has performed a review of the experiences, qualifications, attributes and skills of the board’s current membership, including the director nominees for election to the board of directors and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

●	successful business or professional experience;
●

various areas of expertise or experience which are desirable to the company’s current business, such as financial, general management practices, planning, legal, marketing, technology, banking and financial services;

●	personal characteristics such as character, integrity and accountability, as well as sound business judgment and personal reputation;
●	residence in the bank’s service area;
●	willingness and ability to commit the necessary time to fully discharge the responsibilities of board membership to the affairs of the company;
●	leadership and consensus building skills; and
●	a commitment to the success of the company.

We do not pay a third party to assist in identifying and evaluating director candidates.

Personnel Committee

Our personnel committee, which we may also refer to as the compensation committee, is comprised of five independent directors, Messrs. Cothran, Cubbage, Ellison, Orders and Sturgis. The committee met two times during 2015.

The personnel committee may form and delegate authority to subcommittees as it deems appropriate, though it has not formed or delegated authority to any such subcommittee to date. The personnel committee is responsible for annually reviewing the performance of the chief executive officer and president and reviews all compensation and awards to executive and senior officers, including the chief executive officer, president, eight executive vice presidents, and 23 other key members of management. In addition, the personnel committee may engage compensation advisors to assist it in determining compensation levels. The personnel committee has the exclusive authority and responsibility to determine all aspects of executive compensation, and seeks input and recommendations from the chief executive officer for the executive and senior officers. With respect to equity compensation awards to non-executive officers, the personnel committee has delegated restricted stock and option granting authority to the chief executive officer and president. As a part of its duties, the personnel committee must certify that it has reviewed senior executive officers compensation arrangements with a view toward ensuring that they do not create incentives to take unnecessary or excessive risks that threaten the value of the company.

We have adopted a formal personnel committee charter which is available on our website at www.southernfirst.com.

AUDIT COMMITTEE MATTERS

Our audit committee is comprised of five independent directors and operates under a written charter, which is available on our website at www.southernfirst.com. The board of directors has determined that Messrs. Cajka, Cubbage, Hooper, and Sturgis and Mrs. Ellefson, are independent, under Rule 4350 of the corporate governance listing standards of The NASDAQ Global Market. None of the current members of the audit committee nor any other member of our board qualifies as an “audit committee financial expert” as defined under the rules of the SEC. As a relatively small public company, it is difficult to identify qualified candidates who meet all of the qualification of an audit committee financial expert and are willing to serve on our board of directors. At the present, we do not know if or when we will appoint a new board member that qualifies as an audit committee financial expert.

Although none of the members of our audit committee qualify as “audit committee financial experts” as defined in the SEC rules, each of our audit committee members has made valuable contributions to the company and its shareholders as members of the audit committee. The board of directors has determined that each member is fully qualified to monitor the performance of management, the public disclosures by the company of its financial condition and performance, our internal accounting operations, and our independent auditors.

Report of the Audit Committee of the Board

The information contained in this report shall not be subject to the liabilities of Section 18 of the Securities exchange Act of 1934, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee has reviewed and discussed with management the audited financial statements. The audit committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 16 (AS 16) (“Communications with Audit Committees”), as adopted by the Public Company Accounting Oversight Board. The audit committee has received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”) and has discussed with them their independence from the company and its management. In reliance on the reviews and discussions referred to above, the audit committee recommended to the company’s board of directors that the audited financial statements be included in the company’s Annual Report and referenced on SEC Form 10-K for the fiscal year ended December 31, 2015.

The report of the audit committee is included herein at the direction of its members Mr. Cajka, Mr. Cubbage, Mr. Hooper, Mrs. Ellefson, and Mr. Sturgis.

Audit and Related Fees

Elliott Davis was our auditor during the year ended December 31, 2015. A representative of Elliott Davis will be present at the annual meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so. The following table shows the fees that we paid for services performed in fiscal years ended December 31, 2015 and 2014:

	Year Ended December 31,
	2015	2014
Audit Fees	$171,900	107,480
Tax Fees	12,600	11,670
Other Fees	23,420	61,210
Total	$207,920	180,360

Audit Fees. This category includes the aggregate fees billed or to be billed for each of the last two fiscal years for professional services rendered by Elliott Davis for the audit of our annual consolidated financial statements and employee benefit plan and our quarterly reports on Form 10-Q.

Tax Fees. This category includes the aggregate fees billed or to be billed for tax services rendered in the preparation of state and federal tax returns for the company and the Bank.

Other Fees. This category includes the aggregate fees billed for non-audit services, exclusive of the fees disclosed relating to audit fees. During the year ended December 31, 2015, these fees were primarily for procedures related to audit requirements by the Department of Housing and Urban Development (“HUD”) related to the Bank’s involvement in the FHA lending program. During the year ended December 31, 2014 these fees were primarily related to the Company’s various SEC filings regarding preferred and common stock transactions.

Oversight of Accountants; Approval of Accounting Fees. Under the provisions of its charter, the audit committee is responsible for the appointment, compensation, retention and oversight of the work of the independent auditor. All of the accounting services and fees reflected in the table above were reviewed and approved by the audit committee, and none of the services were performed by individuals who were not employees of the independent auditor. In addition, the board of directors approves an annual budget for professional audit fees that includes all fees paid to the independent auditors.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Summary of Cash and Certain Other Compensation

The following table shows the compensation we paid to our three most highly compensated named executive officers, including our chief executive officer, for the years ended December 31, 2015 and 2014.

Summary Compensation Table

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
				Stock	Option	Incentive Plan	Deferred	All Other
				Awards	Awards	Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary	Bonus(1)	(2)	(2)(3)	(1)	Earnings	(4)	Total
R. Arthur Seaver, Jr.	2015	$440,000	$90,000	$-	$88,900	$-	$167,963	$45,215	$832,078
Chief Executive Officer	2014	430,000	80,000	-	71,300	-	38,553	50,162	670,015
F. Justin Strickland	2015	275,000	130,000	-	88,900	-	127,389	39,269	660,558
President	2014	265,000	120,000	-	71,300	-	42,093	42,664	541,057
Michael D. Dowling	2015	225,000	-	-	88,900	95,000	39,478	40,694	489,072
Chief Financial Officer	2014	210,000	-	-	71,300	85,000	25,559	40,727	432,586

(1)	Amounts awarded for each year under one or more of the Company’s cash incentive plans and related bonuses were paid in the subsequent fiscal year. Bonus compensation for Messrs. Seaver and Strickland is determined by the personnel committee of the Board.

(2)	The value for each of these awards is its grant date fair value calculated by multiplying the number of shares subject to the award by the market price per share on the date such award was granted, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 and is the closing price as reported on the NASDAQ Global Market as of each valuation date. See the discussion of assumptions used in the valuation of stock and option awards in Note 18, “Stock-Based Compensation” in the company’s Annual Report on Form 10-K for the year ended December 31, 2015.

(3)	On January 20, 2015, Messrs. Seaver, Strickland and Dowling each received a grant of stock options to purchase 10,000 shares of the Company’s common stock which had a per share fair value of $8.89 and vest ratably over four years. On January 21, 2014, Messrs. Seaver, Strickland and Dowling each received a grant of stock options to purchase 10,000 shares of the Company’s common stock which had a per share fair value of $7.13 and vest ratably over four years.

(4)	All other compensation includes the following items: (a) company contributions under the 401(k) Plan, (b) car allowance or value attributable to personal use of company provided automobiles, (c) club dues, (d) premiums for the portion of the death benefits shared by the company with the named executive officers pursuant to bank owned life insurance and (e) premiums for life, accident and long-term disability insurance policies. The amount attributable to each such perquisite or benefit for each named executive officer does not exceed the greater of $25,000 or ten percent of the total amount of perquisites received by such named executive officer.

The following table shows the number of shares covered by both exercisable and non-exercisable options owned by the individuals named in the Summary Compensation Table as of December 31, 2015, as well as the related exercise prices and expiration dates. Options are granted pursuant to the plan. All stock option information has been adjusted to reflect all prior stock splits and dividends.

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
						Market
					Number of	Value of
					Shares or	Shares or
	Number of Securities				Units of	Units of
	Underlying Unexercised		Option	Option	Stock that	Stock that
	Options		Exercise	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable(1)	Price	Date	Vested	Vested
R. Arthur Seaver, Jr.	9,983	-	$5.09	01/20/2019	13,022	295,599
	106,480	-	5.67	01/19/2020	-	-
	11,462	-	5.97	01/18/2021	-	-
	1,848	-	6.01	01/18/2021	-	-
	9,075	3,025	6.01	01/17/2022	-	-
	5,500	5,500	8.68	01/15/2023	-	-
	2,500	7,500	13.43	01/21/2024	-	-
	-	10,000	16.78	01/20/2025	-	-
F. Justin Strickland	13,310	-	5.67	01/19/2020	11,372	258,213
	11,463	-	5.97	01/18/2021	-	-
	1,847	-	6.01	01/18/2021	-	-
	13,613	4,537	6.01	01/17/2022	-	-
	5,500	5,500	8.68	01/15/2023	-	-
	2,500	7,500	13.43	01/21/2024	-	-
	-	10,000	16.78	01/20/2025	-	-
Michael D. Dowling	6,100	-	6.53	03/22/2021	1,375	31,213
	13,613	4,537	6.01	01/17/2022	-	-
	5,500	5,500	8.68	01/15/2023	-	-
	2,500	7,500	13.43	01/21/2024	-	-
	-	10,000	16.78	01/20/2025	-	-

(1)	All of the unvested options have an expiration date of ten years following the date of grant and vest in four equal increments on the first four anniversaries of the applicable date of grant.

Executive Compensation Arrangements

Employment Agreements

We entered into an amended and restated employment agreement with Art Seaver on September 30, 2013, pursuant to which he serves as the chief executive officer of both our company and our bank. The agreement renews annually on January 31st for an additional year, so that the then-remaining term of the agreement is three years. As of March 15, 2016, Mr. Seaver receives a minimum annual salary of $450,000, which may be increased annually by the board of directors. He is also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs and receives an automobile owned by the bank.

Mr. Seaver’s employment agreement also provides that during the term of employment and for a period of 12 months following termination, Mr. Seaver may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which he had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees. If Mr. Seaver terminates his employment for good reason, as defined in the employment agreement, or if he is terminated following a change in control of our company, as defined in the employment agreement, he will be entitled to severance compensation of his then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

We also entered into amended and restated employment agreements on September 30, 2013 with Justin Strickland to serve as president of our company and Michael Dowling to serve as executive vice president and chief financial officer of the bank, respectively. Each agreement renews annually on January 31st for an additional year, so that the then-remaining term of the agreement is two years. As of March 15, 2016, Messrs. Strickland and Dowling are paid a salary of $285,000 and $235,000, respectively, which may be increased annually by the board of directors. They are also eligible to participate in any of our pension, profit sharing, bonus, life insurance, hospitalization, major medical, and other employee benefit plans and programs. Both Mr. Strickland and Mr. Dowling have received an automobile owned by the bank and no longer receive a monthly automobile allowance.

Each employment agreement also provides that during the term of employment and for a period of 12 months following termination, Messrs. Dowling and Strickland may not (a) compete with us by, directly or indirectly, forming, serving as an organizer, director or officer of, employee or agent, or consultant to, or acquiring or maintaining more than a 1% passive investment in, a depository financial institution or holding company thereof if such depository institution or holding company has one or more offices or branches within 30 miles of our main office or any other offices, (b) solicit our clients with which they had contact in connection with products and services provided by us for the purpose of providing financial services, or (c) solicit our employees. If Messrs. Dowling or Strickland terminate their employment for good reason, as defined in the employment agreement, or if they are terminated following a change in control of our company, as defined in the employment agreement, they will be entitled to severance compensation of their then current monthly salary for a period of 12 months, plus accrued bonus, and all outstanding options and incentives will vest immediately.

Salary Continuation Agreements

The bank entered into a Salary Continuation Agreement with Art Seaver on October 30, 2006, Justin Strickland on December 17, 2008, and Michael Dowling on September 30, 2013. Mr. Seaver’s and Mr. Strickland’s agreements were amended on September 30, 2013. Unless a separation from service or a change in control (as defined in the salary continuation agreements) occurs before the retirement age set forth in each agreement, the salary continuation agreements provide for an annual supplemental retirement benefit to be paid to each of the executives in 12 equal monthly installments payable on the first day of each month, beginning with the month immediately after the month in which the executive attains the normal retirement age and for the executive’s lifetime with a 15 - year term certain period. Under the terms of the agreements, Mr. Seaver will receive an annual supplement retirement benefit of $250,000, Mr. Strickland will receive $200,000, and Mr. Dowling will receive $150,000. The bank has other salary continuation agreements with 15 senior officers pursuant to which each will receive an annual supplement retirement benefit of between $50,000 and $100,000.

Endorsement Split Dollar Agreements

We consider adequate life insurance coverage for executives to be an essential element of the compensation necessary to retain, attract and reward excellent service. We entered into endorsement split dollar insurance agreements effective January 1, 2009, with Messrs. Seaver and Strickland and on November 1, 2012 with Mr. Dowling, entitling each executive to designate the beneficiary of a specified portion of the death benefits payable under bank-owned policies on the executive’s life. The executive’s right to designate a beneficiary of the life insurance death benefit expires when the executive’s employment terminates or when the executive attains age 65, whichever occurs first. The death benefit payable to the executive’s beneficiary is the lesser of (x) 100% of the policy’s net death proceeds, meaning the total death benefit minus the policy’s cash surrender value, or (y) three times the executives salary. The bank is entitled to all insurance policy death proceeds remaining after payment of the death benefit to the executive’s beneficiary.

This bank-owned life insurance financing method is not expected to result in any material cost to the bank, but it is expected to increase the bank’s non-interest income in future operating periods. Because the bank intends to hold the bank-owned life insurance until the death of the insureds, the increase of cash surrender value should be tax-free income under current federal income tax law. The collection of death benefits on the life insurance policies, which is likewise tax free under current federal and state income taxation, is expected to enhance the company’s return as well. The combination of tax-preferred income generated by the increasing cash value of the insurance policy, the tax-free insurance death benefit, and fully tax-deductible benefit payments to participants enables a bank to provide this significant benefit to executives through attractive cost-recovery financing.

Equity Compensation Plan Information

The following table sets forth the equity compensation plan information at December 31, 2015. All stock option information has been adjusted to reflect all prior stock splits and dividends.

	Number of securities		Number of securities
	to be issued upon	Weighted-average	remaining available for
	exercise	exercise price of	future issuance under
	of outstanding	outstanding	equity compensation
	options,	options,	plans (c)
	warrants and	warrants and	(excluding securities
Plan Category	rights(a)	rights (b)	reflected in column(a))
Equity compensation plans approved by security holders:
2000 Stock options(1)	299,117	$6.04	-
2010 Stock Incentive Plan – options	387,337	11.06	178,688
2010 Stock Incentive Plan – restricted stock	-	-	36,049
Total	686,454	$8.88	214,737

(1)	Under the terms of the Plan, no further awards may be granted, effective March 2010; however, the Plan will remain in effect until all awards have been exercised or forfeited and we determine to terminate the Plan. As of March 2010, any options that expire or are forfeited are eligible to be reissued as non-qualified stock option awards.

Director Compensation

The following table shows the compensation paid to each of our non-employee directors for board and committee meeting attendance in 2015. None of our non-employee directors received any other compensation for the year ended December 31, 2015.

Fees Earned or
Name	Paid in Cash
Andrew B. Cajka, Jr.	$23,800
Mark A. Cothran	17,600
Leighton M. Cubbage	16,000
Anne S. Ellefson	22,400
David G. Ellison	19,300
Fred Gilmer, Jr.	18,400
Tecumseh Hooper. Jr.	22,400
Rudolph G. Johnstone, III	17,600
James B. Orders, III	23,100
William B. Sturgis	14,600
$195,200

In 2015, we paid each of our non-employee directors $800 for each board meeting they attended and $800 for each committee meeting they attended. The chairmen of the board and committees are paid an additional $100 for each meeting they attend.

BENEFICIAL OWNERSHIP OF CERTAIN PARTIES

The following table sets forth the number and percentage of outstanding shares that exceed 5% beneficial ownership (determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934) by any single person or group, as known by the Company:

	Number of		Percentage
	Shares	Right to	of Beneficial
Name of Beneficial Owner	Owned	Acquire	Ownership
The Banc Funds Company, LLC (1)	580,043	-	9.15%
EJF Capital LLC (2)	533,274	-	8.41%
Wellington Management Group LLP(3)	485,367	-	7.65%
Manulife Asset Management (US) LLC (4)	340,636	-	5.37%

(1)	The mailing address for The Banc Funds Company, LLC is 20 North Wacker Drive, Suite 3300, Chicago, IL 60606. The Banc Funds Company, LLC information set forth in this proxy statement is based on information set forth in a Schedule 13G, as amended, filed by The Banc Funds Company, LLC with the SEC on February 10, 2016.

(2)	The mailing address for EJF Capital LLC is 2107 Wilson Boulevard, Suite 410, Arlington, VA 22201. The EJF Capital LLC information set forth in this proxy statement is based on information set forth in a Schedule 13G, as amended, filed by EJF Capital LLC with the SEC on February 12, 2016.

(3)	The mailing address for Wellington Management Group LLP is 280 Congress Street, Boston, MA 02210. The Wellington Management Group LLP information set forth in this proxy statement is based on information set forth in a Schedule 13G, as amended, filed by Wellington Management Group LLP with the SEC on February 11, 2016.

(4)	The mailing address for Maulife Asset Management (US) LLC is 197 Clarendon Street, Boston, MA 02116. The Manulife Asset Management (US) LLC information set forth in this proxy statement is based on information set forth in a Schedule 13G, as amended, filed by Manulife Asset Management (US) LLC with the SEC on February 16, 2016.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth, as of March 14, 2016, the number and percentage of outstanding shares of the Company’s common stock beneficially owned by (i) each director and nominee for director of the Company, (ii) each executive officer named in the Summary Compensation Table, and (iii) all executive officers and directors as a group. Unless otherwise indicated, the mailing address for each beneficial owner is care of Southern First Bancshares, Inc., 100 Verdae Boulevard, Suite 100, Greenville, South Carolina 29607.

	Number of		Percentage
	Shares	Right to	of Beneficial
Name and Address	Owned(1)	Acquire(2)	Ownership(3)
Andrew B. Cajka, Jr.	8,573	3,328	0.19%
Mark A. Cothran	99,191	-	1.56%
Leighton M. Cubbage	92,989	3,328	1.52%
Anne S. Ellefson	22,959	-	0.36%
David G. Ellison	39,728	-	0.63%
Fred Gilmer, Jr.	55,895	-	0.88%
Tecumseh Hooper, Jr.	48,347	-	0.76%
Rudolph G. Johnstone, III	37,381	3,328	0.64%
James B. Orders, III	41,969	3,328	0.71%
R. Arthur Seaver, Jr.	68,458	146,848	3.32%
William B. Sturgis	81,834	3,328	1.34%
Michael D. Dowling	28,007	27,713	0.87%
F. Justin Strickland	55,128	48,233	1.62%
Executive officers and directors as a group (13 persons)	680,459	239,434	14.50%

(1)	As reported to the Company by the directors, nominees and executive officers.

(2)	Includes shares that may be acquired within 60 days of the date of this prospectus by exercising vested stock options, but does not include any unvested stock options.

(3)	For each individual, this percentage is determined by assuming the named person exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. For the directors and executive officers as a group, this percentage is determined by assuming that each director and executive officer exercises all options which he or she has the right to acquire within 60 days, but that no other persons exercise any options. The calculations are based on 6,342,220 shares of common stock outstanding on March 14, 2016.

PROPOSAL NO. 3:
APPROVAL OF THE SOUTHERN FIRST BANCSHARES, INC.
2016 EQUITY INCENTIVE PLAN

On March 15, 2016 our Board of Directors adopted, subject to shareholder approval, the Southern First Bancshares, Inc. 2016 Equity Incentive Plan (the “Plan”) that provides for the grant of stock options, restricted stock awards and other equity awards to our officers, employees, directors, advisors and consultants. A total of 450,000 shares of common stock have been reserved for the issuance of awards under the Plan, with no more than 400,000 of which may be issued pursuant to stock options (all of which may be incentive stock options) and no more than 50,000 of which may be issued as restricted stock, subject to the anti-dilution provisions of the Plan. The following summary of the material features of the Plan is qualified in its entirety by reference to the copy of the Plan which is attached as Appendix A to this proxy statement and is incorporated by reference into this summary.

Purpose of the Plan

We believe we have been able to attract highly qualified personnel to the Company and the Bank in part through the use of stock option grants and awards of restricted stock, and that it is desirable to have the continued ability to attract additional personnel and to return and reward exceptional performance by employees through other awards that encourage stock ownership and proprietary interest in the Company. The Board of Directors believes that the Plan provides a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company rest, and whose present and potential contributions to the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. By providing such individuals with additional incentive and reward opportunities, the Board believes that the Plan enhances the profitable growth of the Company.

Administration of the Plan

The Plan provides that it is to be administered by the Board of Directors, the compensation committee of the Board of Directors or any other committee appointed by the Board of Directors to administer the Plan. The Board has appointed the compensation committee as the administrator of the Plan until further notice is given. Any such committee may, but is not required to be, comprised of two or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code of 1986 (the “Code”) and within the meaning of the term “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934. The compensation committee has sole authority, in its discretion, to determine which officers, teammates, consultants, advisors or directors will receive awards, the number of shares of common stock to be subject to each award, and the forfeiture restrictions (as defined below) for each award.

Shares Subject to the Plan

The Plan provides for awards of stock options and restricted stock. The compensation committee is also authorized, subject to limitations under applicable law, to issue other awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of common stock, including without limitation shares awarded purely as a “bonus” and not subject to any restrictions or conditions, awards of restricted stock units, stock appreciation rights, performance awards, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire shares, convertible or exchangeable debt securities and other rights convertible or exchangeable into shares. However, at this time, the Plan defines only the material terms of the stock option and restricted stock components and we presently intend to only utilize those components.

The Plan requires that stock options can only be issued at or above the fair market value per share on the date of grant. Stock options granted to participants under the Plan may be either incentive stock options (ISOs) under the provisions of Section 422 of the Code, or options that are not subject to the provisions of Section 422 of the Code (Nonqualified Options). Stock options entitle the recipient to purchase shares of common stock at the exercise price specified in the award agreement. The administrator at its discretion determines the number of option shares, the term of the option, the exercise price (subject to the minimum price described above), the vesting schedule and performance conditions (if any), and any other terms and conditions. In the case of 10% shareholders who receive incentive stock options, the exercise price may not be less than 110% of the fair market value of the common stock on the date of grant. An exception to each of these requirements may be made for options that the Company may grant in substitution for options held by employees of companies that the Company acquires. In such a case, the exercise price is adjusted to preserve the economic value of the employee's stock option from his or her former employer.

The compensation committee will determine the periods during which the options will be exercisable. However, no option will be exercisable more than 10 years after the date of grant. Payment of the exercise price of any option may be made in cash or cash equivalent, as determined by the compensation committee, to the extent permitted by law (1) by means of any cashless exercise procedure approved by the compensation committee, (2) by delivering shares of common stock already owned by the option holder, (3) by such other method as the compensation committee may determine, or (4) any combination of the foregoing.

Restricted stock consists of shares of common stock which are granted to the participant, subject to certain restrictions against disposition and certain obligations to forfeit such shares to the Company under certain circumstances. The restrictions, which may be different for each award, will be determined by the compensation committee in its sole discretion. Restricted stock awarded under the Plan will be represented by a book entry registered in the name of the participant. Unless otherwise provided in an agreement, the participant will have the right to receive dividends, if any, with respect to such shares of restricted stock, to vote such shares and to enjoy all other shareholder rights, except that the participant may not sell, transfer, pledge or otherwise dispose of the restricted stock until the restrictions have expired. A breach of the terms and conditions established by the compensation committee pursuant to an award will cause a forfeiture of the award. The compensation committee expects that participants generally will not be required to make any payment for common stock received pursuant to an award, except to the extent otherwise determined by the compensation committee or required by law.

The compensation committee, in its discretion, may set restrictions on awards based upon the achievement of performance goals (collectively, the “Performance Goals”) based upon any individual participant or Company criteria or metric that the compensation committee may determine, including, but not limited to, the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), prescribed rating, earnings per share, operating earnings per share, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). Performance for any goal can be measured on an absolute basis (i.e., versus the Company’s budget or prior year result) or relative to a peer group or industry index, as well as over a one-year or multi-year period. In any event, the compensation committee will have the authority to adjust any Performance Goal for unusual or non-recurring events in any manner permitted under Section 162(m) of the Code.

The compensation committee may, in its discretion, fully vest any or all equity awards awarded to a participant under an award and, upon such vesting, all option vesting conditions or forfeiture restrictions applicable to the award will terminate. Any such action by the compensation committee may vary among individual participants and may vary among awards held by any individual participant. The compensation committee may not, however, take any such action with respect to an award that has been granted to a "covered employee," within the meaning of Treasury Regulation Section 1.162-27(c)(2), if such award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code.

At the time any award is made, the Company and the participants will enter into an equity award agreement setting forth the terms of the award and such other matters as the compensation committee may determine to be appropriate. The terms and provisions of the award agreements need not be identical, and the compensation committee may, in its sole discretion, amend an outstanding award agreement at any time in any manner that is not inconsistent with the provisions of the Plan.

Amendment and Termination of the Plan

The Board of Directors may amend or terminate the Plan, provided that shareholder approval will be required to (i) increase the total number of shares reserved for issuance under the Plan, or (ii) change the class of recipients eligible to participate in the Plan. No amendment shall adversely affect any of the rights of any holder of any award without the holder's consent. The compensation committee may accept surrender of outstanding equity awards under the Plan and grant new awards in substitution for them; provided that the compensation committee will not exchange underwater stock options without prior shareholder approval. The Plan will terminate in any event five years after its effective date, but outstanding awards continue until they expire in accordance with their terms.

Authorized Shares

In the event of a stock dividend, stock split, reorganization, merger, recapitalization or other change affecting the common stock, the compensation committee will make proportionate adjustments with respect to (1) the aggregate number and kind of shares that may be issued under the Plan, (2) the number, kind, and exercise price (or other cash or property) of shares issuable pursuant to each outstanding award made under the Plan, and (3) the maximum number and kind of shares that may be subject to awards granted to any one individual under the Plan.

If any award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of common stock covered by an award are settled in cash in a manner that some or all of the shares covered by the award are not issued, the shares subject to such awards and the unissued shares resulting from the cash settlement shall again be available for issuance under the Plan. If any shares of common stock subject to an award are not delivered to a participant because the award is exercised through a reduction of shares subject to the award (i.e., “net exercised”), including if the tax withholding obligations relating to any award are satisfied by delivering shares of common stock (either actually or through attestation) or withholding shares of common stock relating to such award, the number of shares of common stock that are not delivered to the participant will no longer be available for issuance under the Plan.

Tax Effects of Participation in the Plan

Stock Options

There are no federal income tax consequences to the participant or to the Company on the granting of options. The federal tax consequences upon exercise will vary depending on whether the option is an incentive stock option or a nonqualified stock option.

Incentive Stock Options. When a participant exercises an incentive stock option, the participant will not at that time realize any income, and the Company will not be entitled to a deduction. However, the difference between the fair market value of the shares on the exercise date and the exercise price will be a preference item for purposes of the alternative minimum tax. The participant will recognize capital gain or loss at the time of disposition of the shares acquired through the exercise of an incentive stock option if the shares have been held for at least two years after the option was granted and one year after it was exercised. The Company will not be entitled to a tax deduction if the participant satisfies these holding period requirements. The net federal income tax effect to the holder of the incentive stock options is to defer, until the acquired shares are sold, taxation on any increase in the shares' value from the time of grant of the option to the time of its exercise, and to tax such gain, at the time of sale, at capital gain rates rather than at ordinary income rates.

If the holding period requirements are not met, then upon sale of the shares the participant generally recognizes as ordinary income the excess of the fair market value of the shares at the date of exercise over the exercise price stated in the award agreement. Any increase in the value of the shares subsequent to exercise is long or short-term capital gain to the participant depending on the participant's holding period for the shares. However, if the sale is for a price less than the value of the shares on the date of exercise, the participant might recognize ordinary income only to the extent the sales price exceeded the option price. In either case, the Company is entitled to a deduction to the extent of ordinary income recognized by the participant.

Nonqualified Stock Options. Generally, when a participant exercises a nonqualified stock option, the participant recognizes income in the amount of the aggregate market price of the shares received upon exercise less the aggregate amount paid for those shares, and the Company may deduct as an expense the amount of income so recognized by the participant. The holding period of the acquired shares begins upon the exercise of the option, and the participant's basis in the shares is equal to the market price of the acquired shares on the date of exercise.

Restricted Stock

Under the Code as presently in effect, a participant generally will not recognize any income for federal income tax purposes at the time an award of restricted stock is made, nor will the Company be entitled to a tax deduction at that time, unless the participant elects to recognize income at the time that award of restricted stock is made. If the participant does not make such election, the value of the common stock will be taxable to the participant as ordinary income in the year in which the Forfeiture Restrictions lapse with respect to such shares of stock. We have the right to deduct, in connection with all awards, any taxes required by law to be withheld and to require any payments required to enable it to satisfy our withholding obligations. We will generally be allowed an income tax deduction equal to the ordinary income recognized by the participant at the time of such recognition.

Additional Tax Matters

We may not deduct compensation of more than $1,000,000 that is paid in a taxable year to certain "covered employees" as defined in Section 162(m) of the Code. The deduction limit, however, does not apply to certain types of compensation, including qualified performance-based compensation. We anticipate that some awards under the Plan may constitute qualified performance-based compensation for purposes of Section 162(m) of the Code.

Unless otherwise determined in an award agreement, in the event of a change in control, as defined in the Plan: (1) each outstanding award will become fully vested and, if applicable, exercisable, (2) the restrictions, payment conditions, and forfeiture conditions applicable to any such award granted will lapse, and (3) any performance conditions imposed with respect to awards will be deemed to be fully achieved. Under Section 280G of the Code, we may not deduct certain compensation payable in connection with a change of control. The acceleration of vesting of awards in conjunction with a change in control of the Company may be limited under certain circumstances thereby avoiding nondeductible payments under Section 280G.

Plan Benefits

We currently have no plans, proposals, or arrangements, written or otherwise, at this time to grant any awards under the Plan. Because no awards have been granted under the Plan as of the date of this proxy statement and all awards will be granted at the discretion of the compensation committee, it is not possible for us to determine and disclose the amounts of awards that may be granted to the named executive officers and the executive officers as a whole, if the Plan is approved. The maximum aggregate number of shares of common stock that may be subject to stock options and restricted stock granted in any calendar year to any one participant is 50,000 shares and 20,000 shares, respectively.

Reasons for Authorization and Vote Required

The plan is being submitted to the shareholders for approval pursuant to Sections 422 and 162(m) of the Code and the rules of The NASDAQ Stock Market.

If a quorum is present at the annual meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The Board of Directors recommends that you vote "FOR" approval of the Southern First Bancshares, Inc. 2016 Equity Incentive Plan.

PROPOSAL NO. 4:
RATIFICATION OF APPOINTMENT OF
OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Although we are not required to seek shareholder ratification on the selection of our accountants, we believe obtaining shareholder ratification is desirable. In the event the appointment of Elliott Davis is not ratified by the required vote, the audit committee will re-evaluate the engagement of our independent auditors. Even if the shareholders do ratify the appointment, our audit committee has the discretion to appoint a different independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interest of us and our shareholders. We expect that a representative from Elliott Davis will attend the meeting and will be available to respond to appropriate questions from shareholders.

If a quorum is present at the Annual Meeting, this proposal will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

The board of directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of Elliott Davis as our independent registered public accounting firm for the year ending December 31, 2016.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We enter into banking and other transactions in the ordinary course of business with our directors and officers of the company and the bank and their affiliates. Our policies and procedures related to these transactions are not in writing, but are reflected by our course of conduct. These transactions are made on substantially the same terms (including price, interest rates, repayment terms, and collateral) as those prevailing at the time for comparable transactions with unrelated parties. Loans do not involve more than the normal risks of repayment nor present other unfavorable features. Loans to individual directors and officers must also comply with our bank’s lending policies and statutory lending limits, and directors with a personal interest in any loan application are excluded from the consideration of the loan application.

The aggregate dollar amount of loans outstanding to persons affiliated with the bank was approximately $13.1 million at December 31, 2015.

Compensation Committee Interlocks and Insider Participation.

The members of the compensation committee – which we call our personnel committee – during the year ended December 31, 2015 were Messrs. Sturgis, Cothran, Cubbage, Ellison, and Orders. No member of this committee was at any time during 2015 or at any other time an officer or employee of the Company or any of its subsidiaries, and no member of this committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. No executive officer of the Company has served on the board of directors or personnel committee of any other entity that has or has had one or more executive officers who served as a member of the personnel committee during 2015.

Interests of Management and Others in Certain Transactions

The bank has a land lease with a company owned by one of the bank’s directors, Mr. Cothran, on the property for one of our branch offices, with monthly payments of $5,388. In addition, the bank periodically enters into various consulting agreements with the director for development, administration and advisory services related to the purchase of property and construction of current and future branch office sites. Also, the bank contracts with a company owned by Mr. Cothran to provide property management services for its four offices in the Greenville market. The bank paid Mr. Cothran and his related parties approximately $31,000 and $32,000 for these services during 2015 and 2014, respectively.

The bank also purchases various signage for its retail offices from a local vendor for which one of the Company’s directors, Mr. Hooper, acted as chairman of the board. The bank paid approximately $24,000 and $41,000 to the vendor for the years ended December 31, 2015 and 2014, respectively.

The bank is of the opinion that the lease payments and management fees paid to Mr. Cothran represent market costs that could have been obtained in similar “arms length” transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership with the SEC. Based solely on our review of these forms and written representations from the officers and directors, we believe that all Section 16(a) filing requirements were met during fiscal 2015, except that on one occasion a Form 4 for Mrs. Ellefson and on two occasions a Form 4 for Mr. Gilmer, III were filed after the required period.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING OF SHAREHOLDERS

If shareholders wish a proposal to be included in our proxy statement and form of proxy relating to the 2017 Annual Meeting of Shareholders, they must deliver a written copy of their proposal to our principal executive offices no later than December 16, 2016. To ensure prompt receipt by the company, the proposal should be sent certified mail, return receipt requested. Proposals must comply with our bylaws relating to shareholder proposals in order to be included in our proxy materials.

It is our policy that any shareholder proposal to be made at an annual meeting, but which is not requested to be included in the our proxy materials, must be delivered to the secretary of the company between 30 and 60 days prior to the annual meeting; provided, however, that if less than 31 days’ notice of the meeting is given to shareholders, the notice must be delivered within 10 days following the day on which notice of the meeting was mailed to shareholders.

April 12, 2016

Appendix A

SOUTHERN FIRST BANCSHARES, INC.
2016 EQUITY INCENTIVE PLAN

SOUTHERN FIRST BANCSHARES, INC.

2016 EQUITY INCENTIVE PLAN

Section 1. General Purpose of Plan; Definitions.

The name of this plan is the Southern First Bancshares, Inc. 2016 Equity Incentive Plan (the “Plan”). The Plan was approved by the Board of Directors on March 15, 2016 (the “Effective Date”) and subsequently adopted by the shareholders of Southern First Bancshares, Inc. on [_______], 2016. The purpose of the Plan is to enable the Company and its Subsidiaries to attract and retain highly qualified personnel who will contribute to the Company’s success and to provide incentives to Participants to increase shareholder value and therefore further align the interests of the Participants with those of the shareholders to benefit all shareholders of the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Administrator” means the Committee, under the terms as set forth in more detail in Section 2 below and except as limited by the express provisions of the Plan or by resolutions adopted by the Board.

(b) “Award” means any award granted under the Plan as further described in Sections 6 and 7 below.

(c) “Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions applicable to the Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means as set forth in the Participant’s written employment, consulting, salary continuation or similar agreement with the Company or, if “Cause” is not defined therein, or if there is no such agreement, “Cause” shall mean termination by the Company on account of acts or omissions of fraud, dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations, regulations that do not adversely affect the Company or its employees, or similar offenses) or final cease-and-desist order, or material breach of any provision of an agreement with the Company. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the community banking industry. No act or failure to act shall be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the Participant’s action or omission was in the best interest of the Company. The determination of “Cause” may be made by the Administrator solely for purposes of this Plan and without regard to any other purpose of the Company.

(f) “Change in Control” means the first to occur of any one of the events:

(i) the date any Person (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) or more than one Person acting as a group (as determined under Treasury Regulation §1.409A-3(i)(5)(v)(B), acquires ownership of the stock of the Company that, together with stock held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. This section applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction;

(ii) the date any one Person, or more than one Person acting as a group (as defined under Treasury Regulation §1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(iii) the date individuals who, as of the Effective Date, constituted the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding or this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iv) the date that any Person or more than one Person acting as a group (as defined under Treasury Regulation §1.409A-3(i)(5)(v)(B)) acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such Person or Persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding the foregoing, a Change in Control shall only be deemed to have occurred if the Change in Control otherwise constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code and the regulations and rulings thereunder (“Section 409A”).

In addition, a Change in Control will not include (1) a transaction in which the holders of the outstanding voting securities of the Company immediately prior to the transaction hold at least 50% of the outstanding voting securities of the successor company immediately after the transaction; (2) any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Company or any successor company or indebtedness of the Company is cancelled or converted or a combination thereof, (3) a sale, lease, exchange or other transfer of all or substantially all of the Company’s assets to a majority-owned subsidiary company; or (4) a transaction undertaken for the principal purpose of restructuring the capital of the Company, including, but not limited to, reincorporating the Company in a different jurisdiction. Also, when a Change in Control occurs due to a series of related transaction, the Change in Control is deemed to have occurred upon consummation of the last of the related transactions.

(g) “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(h) “Committee” means the Compensation Committee of the Board or, if applicable, any other committee the Board may appoint to administer the Plan. If at any time or to any extent the Committee shall not administer the Plan, then the functions of the Administrator specified in the Plan may be exercised by the Board. The Committee shall be comprised of three or more “outside” directors, within the meaning of section 162(m) of the Internal Revenue Code, who are also “non-employee directors” as defined in Rule 16b-3 under the Securities Exchange Act of 1934 and “independent directors” as defined by NASDAQ Listing Rule 5605(a)(2).

(i) “Common Stock” or “Stock” means the common stock, par value $0.01 per share, of the Company.

(j) “Company” means Southern First Bancshares, Inc., a South Carolina corporation (or any successor corporation that assumes this Plan, either contractually or by operation of law).

(k) “Eligible Recipient” means an officer, director, employee, consultant, or advisor (including a member of an advisory board) of the Company or any subsidiary of the Company.

(l) “Exercise Price” means the per share price at which a Participant holding an Award of Options may purchase Shares issuable with respect to such Award of Options, if any.

(m) “Fair Market Value” on any date shall mean:

(i) if the Common Stock is readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)) (other than if the Common Stock is quoted on an over-the-counter market), the closing sales price of the Common Stock on such date on the securities exchange having the greatest volume of trading in the Common Stock during the 30-day period preceding the day the value is to be determined or, if there is no reported closing sales price on such date, the next preceding date on which there was a reported closing price; or

(ii) if the Common Stock also is not readily tradable on an established securities market (as defined in Treasury Regulation §1.897-1(m)) (e.g., the Common Stock is quoted on an over-the-counter market), the fair market value as determined in good faith by the Board or the Committee by application of a reasonable valuation method consistently applied and taking into consideration all available information material to the value of the Company; factors to be considered may include, as applicable, independent third party valuations of the Common Stock, trading activity of the Common Stock known by the Board or the Committee, whether on the over-the-counter market or through private transactions, the value of the tangible and intangible assets of the Company, the present value of future cash-flows of the Company, the market value of stock or equity interests in similar corporations which can be readily determined through objective means (such as through trading prices on an established securities market or an amount paid in an arm’s length private transaction), and other relevant factors such as control premiums or discounts for lack of marketability. For purposes of the foregoing, a valuation prepared in accordance with any of the methods set forth in Treasury Regulation § 1.409A-1(b)(5)(iv)(B)(2) consistently used, shall be rebuttably presumed to result in a reasonable valuation. This paragraph is intended to comply with the definition of “fair market value” contained in Treasury Regulation § 1.409A-1(b)(5)(iv) and should be interpreted consistently therewith.

(n) “Grant Date” means the date on which the Administrator completes the corporate action authorizing the grant of an Award. Corporate action constituting a grant by the Administrator of an Award to any Participant shall be deemed completed as of the date of such corporate action, unless otherwise determined by the Administrator, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.

(o) “Incentive Stock Option” or “ISO” means any Option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(p) “Nonqualified Stock Option” or “NQSO” means any Option that is not an Incentive Stock Option, including any Option that provides (as of the time such Option is granted) that it will not be treated as an Incentive Stock Option.

(q) “Option” means an option to purchase Shares granted pursuant to Section 6 of the Plan.

(r) “Other Stock-Based Award” means a right granted pursuant to Section 8 of the Plan that relates to or is valued by reference to Shares or other Awards relating to Shares.

(s) “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority in Section 2 of the Plan, to receive an Award.

(t) “Participating Employer” means any member of the following group, which includes the Company, if such member agrees, in writing, to be bound by the terms of the Plan:

(i) a controlled group of corporations, within the meaning of Code Section 414(b),

(ii) a group of trades or businesses under common control, within the meaning of Code Section 414(c),

(iii) an affiliated service group, within the meaning of Code Section 414(m), or

(iv) a trade or business required to be aggregated pursuant to Code Section 414(o).

Each Participating Employer is identified in Appendix A. The Company shall amend Appendix A as needed to reflect a Participating Employer’s adoption of the Plan or withdrawal from the Plan, without any need to otherwise amend the Plan. Amendment of Appendix A may be made by any authorized officer or designated representative of the Company and shall not require approval of the Board.

(u) “Performance Goals” means the performance goals established by the Administrator in connection with the grant of Awards. Performance Goals may be based upon any individual Participant or Company criteria or metric that the Administrator may determine, including, but not limited to, the attainment of specified levels of one or more of the following measures: stock price, earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), prescribed rating, earnings per share, operating earnings per share, return on equity, return on assets or operating assets, percentage of non-performing assets, asset quality, level of classified assets, net interest margin, loan portfolio growth, efficiency ratio, deposit portfolio growth, liquidity, market share, objective customer service measures or indices, economic value added, shareholder value added, embedded value added, combined ratio, pre- or after-tax income, net income, cash flow (before or after dividends), cash flow per share (before or after dividends), gross margin, risk-based capital, revenues, revenue growth, return on capital (including return on total capital or return on invested capital), cash flow return on investment, cost control, gross profit, operating profit, cash generation, unit volume, sales, asset quality, cost saving levels, market-spending efficiency, core non-interest income or change in working capital, in each case with respect to the Company or any one or more subsidiaries, divisions, business units or business segments thereof, either in absolute terms or relative to the performance of one or more other companies (including an index covering multiple companies). Performance for any goal can be measured on an absolute basis (i.e., versus the Company’s budget or prior year result) or relative to a peer group or industry index, as well as over a one-year or multi-year period. In any event, the Administrator shall have the authority to adjust any Performance Goal for unusual or non-recurring events in any manner permitted under Section 162(m) of the Code.

(v) “Performance Period” is a period not less than one calendar year, beginning not earlier than the year in which such Performance Award is granted, which may be referred to herein and by the Administrator by use of the calendar year in which a particular Performance Period commences; provided, however, that the Administrator shall have the authority to adjust a Performance Period for unusual or non-recurring events to a period of not less than six months.

(w) “Permanent and Total Disability” shall have the same meaning as given to that term by Treasury Regulation Section 1.409A-3(i)(4) and any regulations or rulings promulgated thereunder.

(x) “Restricted Stock” means Shares subject to certain restrictions granted pursuant to Section 7 of the Plan.

(y) “Shares” means shares of Common Stock reserved for issuance under the Plan, as adjusted pursuant to Sections 3 or 4 of the Plan, and any successor security.

(z) “Substitute Awards” means Awards granted or shares of Common Stock issued by the Company in substitution or exchange for awards previously granted by an Acquired Entity.

(aa) “Treasury Regulations” means regulations promulgated by the United States Department of Treasury pursuant to the Code, including proposed or temporary regulations as applicable.

Section 2. Administration.

The Plan shall be administered by the Administrator. Pursuant to the terms of the Plan, the Committee shall serve as the Administrator and shall have the power and authority:

(a) to select those Eligible Recipients who shall be Participants;

(b) to determine whether and the extent to which Awards are to be granted to Participants under the Plan;

(c) to determine the number of Shares to be covered by or subject to each Award granted under the Plan;

(d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted under the Plan; and

(e) to determine the terms and conditions, not inconsistent with the terms of the Plan, that shall govern all written instruments evidencing Awards granted under the Plan, including Award Agreements.

The Administrator shall have the authority, in its sole discretion, to: adopt, alter, and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; correct any defect, supply any omission, reconcile any inconsistency, and resolve any ambiguity in, and otherwise interpret, the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto); and otherwise supervise the administration of the Plan. All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. Except to the extent prohibited by applicable law, the Administrator may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan. Such delegation may be revoked at any time.

Notwithstanding the above, and subject to Sections 3, 4, 6, 9, 10, and 13, outstanding Options granted under the Plan shall not be repriced without approval by the Company’s shareholders. In particular, neither the Board nor the Administrator may take any action: (i) to amend the terms of an outstanding Option to reduce the Exercise Price thereof, cancel an Option and replace it with a new Option with a lower Exercise Price, or that has an economic effect that is the same as any such reduction or cancellation or (ii) to cancel an outstanding Option having an Exercise Price above the then-current Fair Market Value of the Stock in exchange for the grant of another type of Award, without, in each such case, first obtaining approval of the shareholders of the Company of such action.

Section 3. Shares Subject to the Plan.

Subject to Section 4 of the Plan, the total number of Shares reserved and available for issuance under the Plan shall be 450,000 Shares. Such Shares may consist in whole or in part, of authorized and unissued shares or treasury shares. At all times the Company shall reserve and keep available a sufficient number of shares as shall be required to satisfy the requirements of all outstanding Options under the Plan. No fractional Shares shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, additional Awards or other securities or property shall be issued or paid in lieu of fractional Shares or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

(a) Options. The maximum aggregate number of shares of Stock that may be subject to Options granted in any calendar year to any one Participant shall be 50,000 shares. The maximum aggregate number of Shares that may be issued through ISOs shall be 400,000 shares.

(b) Restricted Stock. The maximum aggregate number of shares of Stock that may be subject to Awards of Restricted Stock granted in any calendar year to any one Participant shall each be 20,000 shares.

(c) Other Stock-Based Awards. The maximum aggregate number of shares of Stock that may subject to Other Stock-Based Awards granted in any calendar year to any one Participant shall be 20,000 shares.

(d) Awards to Non-Employee Directors. The maximum aggregate number of shares of Stock associated with any Award granted under this Plan in any calendar year to any one “non-employee director” (as defined in Rule 16b-3 under the Securities Exchange Act of 1934) shall be 10,000 shares.

(e) Compliance with Section 162(m) of the Code. To the extent required by Section 162(m) of the Code, Shares subject to Options which are canceled shall continue to be counted against the limits set forth in paragraphs (a) and (b) immediately preceding.

(f) Reissuance of Shares. Shares of Common Stock covered by an Award shall not be counted as used unless and until they are actually issued and delivered to a Participant. If any Award lapses, expires, terminates or is canceled prior to the issuance of shares thereunder or if shares of Common Stock covered by an Award are settled in cash in a manner that some or all of the shares covered by the Award are not issued, the shares subject to such Awards and the unissued shares resulting from the cash settlement shall again be available for issuance under the Plan. If any shares of Common Stock subject to an Award are not delivered to a Participant because the Award is exercised through a reduction of shares subject to the Award (i.e., “net exercised”), including if the tax withholding obligations relating to any Award are satisfied by delivering Shares of Common Stock (either actually or through attestation) or withholding Shares of Common Stock relating to such Award, the number of shares of Common Stock that are not delivered to the Participant shall no longer be available for issuance under the Plan. For the sake of clarification, any shares of Common Stock reacquired by the Company pursuant to Section 6 upon the exercise of an Option or as consideration for the exercise of an Option shall no longer be available for issuance under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends that are reinvested into additional shares of Common Stock or credited as additional shares of Common Stock subject to or paid with respect to an Award.

(g) Performance Goals. The Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals, including, but not limited to, the purpose of qualifying Awards as “performance-based compensation” under Section 162(m) of the Code. The Administrator may designate such Award as a Qualified Performance-Based Award, based upon a determination that (i) the recipient is or may be a “covered employee” (within the meaning of Section 162(m)(3) of the Code) with respect to such Award, and (ii) the Administrator wishes such Award to qualify for exemption under Section 162(m) of the Code, and the terms of any such Award (and of the grant thereof) shall be consistent with such designation (including, without limitation, that all such Awards be granted by a committee composed solely of “outside directors”). To the extent required to comply with Section 162(m) of the Code, no later than 90 days following the commencement of a Performance Period or, if earlier, by the expiration of 25% of a Performance Period, the Administrator will designate one or more Performance Periods, determine the Participants for the Performance Periods and establish the Performance Goals for the Performance Periods. The Administrator also has the authority to provide for accelerated vesting of any Award based on the achievement of Performance Goals pursuant to the performance criteria specified for such Award. In the event that applicable tax and/or securities laws change to permit the Administrator discretion to alter the governing performance criteria without obtaining shareholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining shareholder approval. In granting Awards which are intended to qualify under Section 162(m) of the Code, the Administrator may follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code. Notwithstanding any other provision of the Plan, payment or vesting of any Qualified Performance Based Award shall not be made until the applicable Performance Goals have been satisfied and any other material terms of such Award were in fact satisfied. The Administrator shall certify in writing the attainment of each Performance Goal. Notwithstanding any provision of the Plan to the contrary, with respect to any Qualified Performance Based Award, (a) the Administrator may not adjust, downwards or upwards, any amount payable, or other benefits granted, issued, retained, and/or vested pursuant to such an Award on account of satisfaction of the applicable Performance Goals; provided that the Administrator may reduce or eliminate the performance compensation or other economic benefit that was due upon attainment of the Performance Goal (exercise of “negative discretion”) but such decrease does not increase the amount payable to any other employee, and (b) the Administrator may not waive the achievement of the applicable Performance Goals, except in the case of the Participant’s death or disability, or a Change of Control. For any Award not intended to qualify as a Qualified Performance-Based Award, the Committee may apply any or all of the foregoing terms and conditions.

(h) Substitute Awards. Notwithstanding any other provision of the Plan to the contrary, the Administrator may grant Substitute Awards under the Plan. In the event that a written agreement between the Company and an Acquired Entity pursuant to which a merger or consolidation is completed and approved by the Board and that agreement sets forth the terms and conditions of the substitution for or assumption of outstanding awards of the Acquired Entity, those terms and conditions shall be deemed to be the action of the Administrator without any further action by the Administrator, and the persons holding such awards shall be deemed to be Participants with respect to the Substitute Awards.

(i) Administrator’s Discretion to Accelerate Vesting of Awards. Except upon the occurrence of a Change in Control (which is governed by the provisions of Section 10 hereof), the Administrator may, in its discretion and as of a date determined by the Administrator, fully vest any or all Awards awarded to a Participant pursuant to an Award and, upon such vesting, all vesting restrictions applicable to such Award shall terminate as of such date. Any action by the Administrator pursuant to this section may vary among individual Participants and may vary among the Awards held by any individual Participant. Notwithstanding the preceding provisions of this section, the Administrator may not take any action described in this section (i) with respect to an Award that has been granted to a “covered Employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code, or (ii) if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

(j) Forfeiture of Awards; Clawback of Shares. If the Company’s or any of its financial institution subsidiaries’ capital falls below the minimum requirements contained in 12 CFR Section 3 or below a higher requirement as determined by the Company’s or such subsidiary’s primary bank regulatory agency, such agency may direct the Company to require Participants to exercise or forfeit some or all of their Awards. All Awards granted under this Plan are subject to the terms of any such directive. In addition, Awards granted under this Plan within the prior two years of the event described in subsections (i)-(iii) below shall be forfeited and the Participant shall be obligated to repay the value realized, if any, from the conversion of Awards into shares of Stock under the following circumstances:

(i) Termination of employment or service for Cause;

(ii) A restatement of financial results attributable to the Participant’s actions, whether intentional or negligent; and

(iii) The Administrator determines that Award vesting was based on incorrect performance measurement calculations. In such event, vesting (and recoupment, if applicable) will be adjusted consistent with the actual, corrected results.

Notwithstanding the forgoing sentence, the Administrator shall have the authority, in its sole discretion, to not enforce the foregoing clawback of Shares if it determines that such clawback would not be in the best interest of the Company and its shareholders.

Section 4. Corporate Transactions.

Subject to the provisions of Section 10 hereof relating to a Change in Control, in the event of any merger, consolidation, combination, reorganization, recapitalization, reclassification, extraordinary cash dividend, stock dividend, stock split, reverse stock split, or other change in corporate structure, the Administrator shall make an equitable substitution or proportionate adjustment in (i) the aggregate number of Shares reserved for issuance under the Plan, and (ii) the kind, number, and Exercise Price of Shares (or other cash or property) issuable with respect to outstanding Options granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), and (iii) the kind and number of Shares subject to any outstanding Awards of Restricted Stock and Restricted Stock Units granted under the Plan (which may become, without limitation, shares of an acquiring entity or other successor corporation that assumes this Plan), in each case as may be determined by the Administrator, in its sole discretion; provided, that with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder; and provided, further, that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code.

Section 5. Eligibility.

The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Recipients. Participation in the Plan through receipt of an Award in any year does not guarantee a Participant participation in future years or participation at the same level. The Administrator shall have the authority to grant Awards under the Plan to the Eligible Recipients; provided, however, that only current employees of the Company and any Participating Employer may be granted ISOs.

Section 6. Options.

Options may be granted alone or in addition to other Awards granted under the Plan. Any Option granted under the Plan shall be substantially in the form as the Administrator may from time to time approve, and the provisions of each Option need not be the same with respect to each Participant. Participants who are granted Options shall enter into an Award Agreement with the Company in such form as the Administrator shall determine, which Award Agreement shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted in connection with such Award Agreement.

Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Nonqualified Stock Options. If and to the extent any Option granted under the Plan intended to qualify as an ISO does not qualify as an ISO, such Option shall constitute a separate NQSO. A grant of an ISO can only be made to an Eligible Recipient who is also an employee within the meaning of Section 422(a)(2) of the Code.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a) Option Exercise Price. The Exercise Price of Shares issuable with respect to an Option shall be determined by the Administrator in its sole discretion, provided, however, that such Exercise Price shall not be less than 100% of the Fair Market Value on the Grant Date, except in the case of Substitute Awards. If a Participant owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary and an ISO is granted to such Participant, the Exercise Price of such ISO shall be no less than 110% of the Fair Market Value on the Grant Date of such Option.

(b) Option Term. The term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than 10 years after the Grant Date of such Option; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any subsidiary and an ISO is granted to such employee, the term of such ISO (to the extent required by the Code at the time of grant) shall be no more than five years from the Grant Date.

(c) Exercisability. Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at the time of grant. Specifically such terms and conditions may include (i) the attainment of one or more Performance Goals established by the Administrator, (ii) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (iii) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (iv) a combination of any of the foregoing. The Administrator may provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine, all in its sole discretion. An Option designated as an Incentive Stock Option shall cease to qualify for favorable tax treatment as an Incentive Stock Option to the extent it is exercised (if permitted by the terms of the Option) (1) more than three months after the date of a Participant’s termination of employment if termination was for reasons other than death or disability, (2) more than one year after the date of a Participant’s termination of employment if termination was by reason of death or disability, or (3) more than six months following the first day of a Participant’s leave of absence that exceeds three months, unless the Participant’s reemployment rights are guaranteed by statute or contract.

(d) Method of Exercise. Subject to Sections 6(c) and 9 of the Plan, vested Options may be exercised in whole or in part at any time during the Option term, by giving notice as described in the applicable Award Agreement. As determined by the Administrator in its sole discretion, payment in whole or in part may also be made: (i) to the extent permitted by applicable law, by means of any cashless exercise procedure approved by the Administrator, including by means of a net exercise whereby the Company issues Shares reduced by the number of Shares needed to satisfy the Exercise Price and/or the Participant’s tax withholding obligations; (ii) in the form of unrestricted shares of Common Stock already owned by the Participant (based on the Fair Market Value on the date the Option is exercised); provided, however, that in the case of an ISO, the right to make payment in the form of already owned shares of Common Stock may be authorized only at the time of grant; (iii) any other form of consideration approved by the Administrator and permitted by applicable law; or (iv) any combination of the foregoing A Participant shall generally have the rights to dividends and any other rights of a shareholder with respect to the Shares subject to the Option only after the Participant has given written notice of exercise, has paid in full for such Shares, and, if requested, has given the representation described in paragraph (b) of Section 13 of the Plan.

(e) Non-Transferability of Options. Except as otherwise provided in the Award Agreement and subject to Section 9 of the Plan, Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, or by the laws of descent and distribution, except that NQSOs may be transferred if and to the extent set forth in an Award Agreement.

(f) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the Grant Date of the ISO) of Shares with respect to which ISOs granted to a Participant under this Plan and all other equity compensation plans of the Company or any subsidiary become exercisable for the first time by the Participant during any calendar year exceeds $100,000 (as determined in accordance with Section 422(d) of the Code), the number of Shares attributable to the amount of such Fair Market Value exceeding $100,000 shall be treated as issuable with respect to NQSOs. The maximum aggregate number of shares of Stock that may be subject to ISOs that may be granted under the Plan shall be 400,000 shares.

(g) Taxation of Incentive Stock Options.

(i) In order to obtain certain tax benefits afforded to Incentive Stock Options under Section 422 of the Code, the Participant must hold the shares acquired upon the exercise of an Incentive Stock Option for two years after the Grant Date and one year after the date of exercise.

(ii) A Participant may be subject to the alternative minimum tax at the time of exercise of an Incentive Stock Option. The Participant shall give the Company prompt notice of any disposition of shares acquired on the exercise of an Incentive Stock Option prior to the expiration of such holding periods described in (i) above.

(h) Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto, an Option issued in respect of an option held by an employee to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any subsidiary of the Company) may contain terms that differ from those stated in this Section 6, but solely to the extent necessary to preserve for any such employee the rights and benefits contained in such predecessor option, or to satisfy the requirements of Section 424(a) of the Code.

(i) Code Definitions. For purposes of this Section 6, “disability,” “parent corporation” and “subsidiary corporation” shall have the meanings attributed to those terms for purposes of Section 422 of the Code.

(j) Non-Exempt Employees. No Option, whether or not vested, granted to an Participant who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, shall be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option. Notwithstanding the foregoing, consistent with the provisions of the Worker Economic Opportunity Act, (i) in the event of the Participant’s death or Disability, (ii) upon a Corporate Transaction as described in Section 4 in which such Option is not assumed, continued, or substituted, or (iii) upon a Change in Control, any such vested Options may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option will be exempt from his or her regular rate of pay.

Section 7. Restricted Stock.

(a) General. Awards of Restricted Stock may be granted either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, awards of Restricted Stock shall be made; the number of Shares to be awarded with respect to an Award of Restricted Stock; and the Restricted Period (as defined in Section 7(c) of this Plan) applicable to an Award of Restricted Stock. Award Agreements with respect to Restricted Stock shall be in such form as the Administrator may from time to time approve, and the provisions of Awards of Restricted Stock need not be the same with respect to each Participant. An Award of Restricted Stock shall be subject to such terms and conditions not inconsistent with the Plan as the Administrator shall impose and shall be evidenced by an Award Agreement.

(b) Stock Certificates. Subject to Section 7(c) below, with respect to each Participant who is granted an Award of Restricted Stock, the Company shall either (i) issue a stock certificate in respect of such Award of Restricted Stock, which certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award of Restricted Stock; or (ii) enter such Award of Restricted Stock in book entry form (with appropriate restrictions noted with respect thereto), such method to be determined by the Administrator in its sole discretion. The Company may require that any stock certificates evidencing Restricted Stock granted under the Plan be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Stock, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award of Restricted Stock.

(c) Restrictions and Conditions Applicable to Restricted Stock. An Award of Restricted Stock granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

(i) Subject to the provisions of the Plan and the Award Agreement governing any such Award of Restricted Stock, during such period as may be set by the Administrator commencing on the date of grant of the Award, the Participant shall not be permitted to sell, transfer, pledge, or assign such Shares of Restricted Stock (such period, the “Restricted Period”); provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion. Notwithstanding the preceding provision of this section, the Administrator may not take any action described in this section (i) with respect to an Award that has been granted to a “covered Employee” (within the meaning of Treasury Regulation Section 1.162-27(c)(2)) if such Award is intended to meet the exception for performance-based compensation under Section 162(m) of the Code, or (ii) if such action shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of Section 409A of the Code. Such restrictions shall be determined by the Administrator in its sole discretion, and the Administrator may provide that such restrictions lapse upon (1) the attainment of one or more Performance Goals established by the Administrator, (2) the Participant’s continued employment with the Company or any subsidiary, or continued service as a director, consultant or advisor of the Company or any subsidiary, for a specified period of time, (3) the occurrence of any other event or the satisfaction of any other condition specified by the Administrator in its sole discretion, or (4) a combination of any of the foregoing.

(ii) Subject to paragraph (b) of Section 12 of the Plan and/or unless otherwise provided in an Award Agreement, a Participant awarded Restricted Stock under the Plan generally shall have the rights of a shareholder of the Company with respect to such Restricted Stock during the Restricted Period (including, without limitation, the right to vote the Restricted Stock and to receive dividends thereon).

(iii) If a Participant makes an election pursuant to Section 83(b) of the Code, the Participant shall be required to file promptly a copy of such election form with the Company.

Section 8. Stock or Other Stock-Based Awards. The Administrator is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Administrator to be consistent with the purposes of the Plan, including without limitation Shares awarded purely as a “bonus” and not subject to any restrictions or conditions, awards of restricted stock units, stock appreciation rights, performance awards, performance units, phantom stock, dividend equivalents or similar rights to purchase or acquire Shares, convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, and Awards valued by reference to book value of Shares or the value of securities of or the performance of specified Parents or Subsidiaries. The Administrator shall determine the terms and conditions of such Awards. The maximum value of cash-settled awards that may be paid or payable in any calendar year to any one Participant shall be $400,000.

Section 9. Termination of Employment or Service.

Unless otherwise set forth in Section 13 of the Plan and subject to Section 10 below, or as may otherwise be set forth in an Award Agreement, if a Participant’s employment with or service as an officer, director, employee, consultant, or advisor of the Company or of any subsidiary: (a) terminates for any reason and on the date of termination of employment or service the Participant is not vested as to his or her entire Award, the Shares issuable with respect to the unvested portion of such Award shall be forfeited; and (b) terminates for the reasons described below and on the date of termination of employment or service the Participant is vested as to any Options, then if such termination is (i) by reason of his or her death or Permanent and Total Disability, any vested Option may thereafter be exercised for a period of twelve months following termination of employment or service; (ii) for Cause, then any vested Option shall cease to be exercisable and shall terminate; or (iii) for any other reason than listed in subsections (b)(i) and (b)(ii) above, then any vested Option may thereafter be exercised for a period of three months following termination of employment or service. If, and to the extent that, after termination of employment or service, the Participant does not exercise his or her Option within the applicable time stated above, the unexercised Option shall terminate.

Section 10. Change in Control.

Unless otherwise determined in an Award Agreement, in the event of a Change in Control:

(a) Effective immediately prior to the occurrence of the Change in Control, (i) each outstanding Award shall become fully vested and, if applicable, exercisable, (ii) the restrictions and forfeiture conditions applicable to any such Award granted shall lapse, and (iii) any performance conditions imposed with respect to Awards shall be deemed to be fully achieved.

(b) The Administrator may notify all Participants that all outstanding Awards shall be assumed by the acquiring entity or substituted on an equitable basis with awards issued by the acquiring entity. For purposes of this Section 10, an Award shall be considered assumed or substituted for if, following the Change in Control, the Award remains subject to the same terms and conditions that were applicable to the Award immediately prior to the Change in Control except that, if the Award related to Shares, the Award instead confers the right to receive common stock or other securities of the acquiring entity.

(c) Notwithstanding any other provision of the Plan, in the event of a Change in Control, except as would otherwise result in adverse tax consequences under Section 409A of the Code, the Board may, in its sole discretion, provide that each Award shall, immediately upon the occurrence of a Change in Control, be cancelled in exchange for a payment in cash or securities in an amount equal to (i) the excess (if any) of the consideration paid per Share in the Change in Control (as determined by the Administrator in its sole discretion) over the exercise or purchase price (if any) per Share subject to the Award multiplied by (ii) the number of Shares subject to the Award (if the consideration paid per share in the Change in Control is deemed by the Administrator to be less than the Exercise Price or purchase price (if any) per Share subject to an Award, then such Awards may be deemed to have been paid in full and canceled by the Administrator).

Section 11. Amendment and Termination.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation that would materially impair the rights of a Participant under any Award granted or Award Agreement in effect under the Plan shall be made without such Participant’s consent. The Administrator may accept surrender of outstanding Awards and grant new Awards in substitution for them; provided, that the Administrator will not, without prior shareholder approval, exchange underwater Options or otherwise modify the exercise price or purchase price of any Option or Award that has the effect of being a repricing. To the extent necessary and desirable, approval of the Company’s shareholders shall be obtained for any amendment that would:

(a) increase the total number of Shares reserved for issuance under the Plan; or

(b) change the class of officers, directors, employees, consultants, and advisors eligible to participate in the Plan.

The Administrator may amend the terms of any Award granted under the Plan, prospectively or retroactively, but, subject to Section 4 of the Plan, no such amendment shall impair the rights of any Participant without his or her consent. Notwithstanding the previous sentence, the Administrator reserves the right to amend the terms of any Award or Award Agreement as may be necessary or appropriate to avoid adverse tax consequences under Section 409A of the Code, to comply with any requirements under the forfeiture provisions set forth in Section 3(j) of the Plan, to comply with the requirements in the Company’s “clawback” policy regarding incentive compensation, to comply with such “clawback” requirements under the Sarbanes-Oxley Act of 2002 or the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended from time to time, or to maintain the qualified status of any Incentive Stock Option.

Section 12. Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.

Section 13. General Provisions.

(a) Shares shall not be issued pursuant to the exercise or settlement of any Award granted under the Plan unless the exercise or settlement of such Award and the issuance and delivery of such Shares pursuant to such Award shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, the Securities Exchange Act of 1934, withholding tax requirements and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company may rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Common Stock for which an Award is exercised or issued may bear such legends and statements as the Administrator may deem advisable to assure compliance with Federal and state laws and regulations.

(b) The Administrator may require each person acquiring Shares granted under the Plan to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable Federal or state securities law. The certificates for such Shares may include the legend set forth below, or any other legend that the Administrator deems appropriate to reflect any restrictions on transfer for such Shares.

“THE ISSUANCE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.”

(c) Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements. The adoption of the Plan or granting of an Award shall not confer upon any Eligible Recipient any right to continued employment with or service to the Company or any subsidiary, as the case may be, nor shall it interfere in any way with the right of the Company or any subsidiary to terminate the employment or service of any Eligible Recipient at any time.

(d) Unless otherwise set forth in an applicable Award Agreement, a Participant may elect, no later than the date as of which the value of an Award becomes includible in the gross income of the Participant for Federal income tax purposes (the “withholding date”), to have the Company withhold vested whole shares of Common Stock deliverable upon the exercise of an Option or the vesting of the Restricted Stock or Restricted Stock Units to satisfy (in whole or in part) the amount, if any, that the Company or any subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments. Any such election shall be irrevocable.

To the extent that a Participant does not make such an election, or such election does not fully satisfy such minimum statutorily required withholding tax payments, then (x) the Company may require that the Participant pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such Award, as a condition of the exercise of any Option, (y) the Company may withhold vested whole shares of Common Stock deliverable upon exercise of an Option or vesting of the Restricted Stock or Restricted Stock Units to satisfy (in whole or in part) the amount, if any, that the Company or any subsidiary is required to withhold for taxes; provided, however, that the amount of shares of Common Stock so withheld shall have a Fair Market Value (as of the withholding date) that is not in excess of the amount determined by the Company to be equal to the applicable minimum statutorily required withholding tax payments, and (z) the Company shall have the right to deduct from any payment of any kind otherwise due to a Participant up to an amount equal to any federal, state or local taxes of any kind required by law to be withheld in connection with the granting, vesting or exercise of an Award (not to exceed the amount determined by the Company to be the applicable minimum statutorily required withholding tax payments). Upon request, the Participant shall reimburse the Company for any taxes that the Company withholds that are not otherwise reimbursed as contemplated above in this Section 13(d).

(e) No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination, or interpretation.

(f) If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule(s) promulgated under the Securities Exchange Act of 1934, to qualify the Award for any exemption from the provisions of Section 16 available under such Rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant, which describes the Award.

(g) The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933 of any shares of Stock to be issued hereunder or to effect similar compliance under any state laws. Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any shares of Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such shares is in compliance with all applicable laws, regulations or governmental authority and the requirements of any securities exchange on which shares of Stock are traded or any over-the-counter market on which the Common Stock is quoted. The Administrator may require, as a condition of the issuance and delivery of shares of Stock pursuant to the terms hereof, that the recipient of such shares make such covenants, agreements and representations, and that such shares, if certificated, bear such legends, and if dematerialized, be so restricted, in each case, as the Administrator, in its sole discretion, deems necessary or desirable.

Section 14. Section 409A of the Code.

Notwithstanding any provision in the Plan to the contrary, no payment or distribution under this Plan that constitutes an item of deferred compensation under Section 409A of the Code and becomes payable by reason of a Participant’s termination of employment or service with the Company will be made to such Participant unless such Participant’s termination of employment or service constitutes a “separation from service” (as defined in Section 409A of the Code). For purposes of this Plan, each amount to be paid or benefit to be provided shall be construed as a separate identified payment for purposes of Section 409A of the Code. If a participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, such Participant shall not be entitled to any payments which are deferred compensation under Section 409A of the Code upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death. Upon the expiration of the applicable waiting period set forth in the preceding sentence, all payments and benefits deferred pursuant to this Section 14 (whether they would have otherwise been payable in a single lump sum or in installments in the absence of such deferral) shall be paid to such Participant in a lump sum as soon as practicable, but in no event later than 60 calendar days, following such expired period, and any remaining payments due under this Plan will be paid in accordance with the normal payment dates specified for them herein.

Section 15. Notice.

All notices, requests, waivers, and other communications required or permitted hereunder shall in writing and shall be either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below:

Southern First Bancshares, Inc.
Attn: Michael D. Dowling
100 Verdae Boulevard, Suite 100
Greenville, SC 29607
(864) 679-9000

or such other address or the attention of such other person as the recipient party shall have specified by prior written notice to the sending party, or sent by other electronic means. All such notices, requests, waivers and other communications shall be deemed to have been effectively given: (a) when personally delivered to the party to be notified; (b) when sent by confirmed facsimile to the party to be notified; (c) five (5) business days after deposit in the United States Mail postage prepared by certified or registered mail with return receipt requested at any time other than during a general discontinuance of postal service due to strike, lockout, or otherwise (in which case such notice, request, waiver or other communication shall be effectively given upon receipt) and addressed to the party to be notified as set forth above; or (d) two (2) business days after deposit with a national overnight delivery service, postage prepaid, addressed to the party to be notified as set forth above with next-business-day delivery guaranteed. A party may change its or his notice address given above by giving the other party ten (10) days’ written notice of the new address in the manner set forth above.

Section 16. Governing Law and Interpretation.

The Plan and all Awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of South Carolina, without reference to principles of conflict of laws.

Section 17. Severability.

If, for any reason, any provision of this Plan is held invalid, such invalidity shall not affect any other provision of this Plan not held so invalid, and each such other provision shall to the full extent consistent with law continue in full force and effect. If any provision of this Plan shall be held invalid in part, such invalidity shall in no way affect the rest of such provision not held so invalid, and the rest of such provision, together with all other provisions of this Plan, shall to the full extent consistent with law continue in full force and effect.

Section 18. Term of Plan.

The Plan shall be effective as of the Effective Date. No Award shall be granted pursuant to the Plan on or after the fifth anniversary of the Effective Date, but Awards granted under the Plan prior to the fifth anniversary of the Effective Date may extend beyond the fifth anniversary of the Effective Date pursuant to the terms of the Award as provided for under the Plan and the terms of the applicable Award Agreement.

*      *      *      *      *

IN WITNESS WHEREOF, the Board of Directors of the Company has adopted this Plan, to be executed on behalf of the Company by a duly designated officer of the Company, as of the day and year first above written as the Effective Date.

Southern First Bancshares, Inc.

By:

Name:	R. Arthur Seaver, Jr.

Title:	Chief Executive Officer

Exhibit A

Participating Employers

Southern First Bancshares, Inc.
Southern First Bank

PROXY SOLICITED FOR ANNUAL MEETING
OF SHAREHOLDERS OF
SOUTHERN FIRST BANCSHARES, INC.
to be held on May 17, 2016

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints R. Arthur Seaver, Jr. and Fred Gilmer, Jr., each of them, his or her true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of common stock of Southern First Bancshares, Inc. (the “Company”) that the undersigned would be entitled to vote at the Annual Meeting of Shareholders of the company to be held on May 17, 2016, at Southern First Bank at 100 Verdae Boulevard, Suite 100, Greenville, South Carolina, at 5:00 p.m., Eastern Standard time, and at any postponement or adjournment thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged. These proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows:

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted: (i) “FOR” Proposal No. 1 to elect the three identified directors to serve on the board of directors, (ii) “FOR” Proposal No. 2 to approve the compensation of our named executive officers as disclosed in the proxy statement (this is a non-binding advisory vote); (iii) “FOR” Proposal No. 3 to approve the Southern First Bancshares, Inc. 2016 Equity Incentive Plan, and (iv) “FOR” Proposal No. 4 to ratify the appointment our independent registered public accountant for the year ending December 31, 2016.

PROPOSAL to elect the three identified Class II directors.

Leighton M. Cubbage	James B. Orders, III
David G. Ellison

☐ FOR all nominees	☐ WITHHOLD AUTHORITY
listed (except as marked to the contrary)	to vote for all nominees

(INSTRUCTION:	To withhold authority to vote for any individual nominee(s), write that nominees name(s) in the space provided below).

PROPOSAL to approve the compensation of our named executive officers as disclosed in this proxy statement (this is a non-binding, advisory vote).

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL to approve the Southern First Bancshares, Inc. 2016 Equity Incentive Plan.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PROPOSAL to ratify the appointment of Elliott Davis Decosimo, LLC as our independent registered public accountant for the year ending December 31, 2016.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Dated:	, 2016	Dated:	, 2016

Signature of Shareholder(s)		Signature of Shareholder(s)

Please sign exactly as name or names appear on your stock certificate. Where more than one owner is shown on your stock certificate, each owner should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.